UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a 12

LIVEPERSON, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2012

Dear LivePerson Stockholders:

On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on June 7, 2012 at 10:00 a.m. (Eastern Daylight time) at the Marriott Residence Inn (Times Square), Times Square Meeting Room, 1033 Avenue of the Americas, New York, NY 10018, Tel (212) 768-0007.

The purposes of this meeting are:

•	Item 1: the election of two Class III directors to serve until the Company’s 2015 Annual Meeting of Stockholders, or in each case until such director’s successor shall have been duly elected and qualified;
•	Item 2: the approval of the amendment and restatement of the LivePerson, Inc. 2009 Stock Incentive Plan;
•	Item 3: the ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the year ended December 31, 2012;
•	Item 4: the advisory approval of the Company’s executive compensation; and
•	to act upon such other business as may properly come before the Annual Meeting.

You will find attached a Notice of Annual Meeting of Stockholders and a Proxy Statement that contain more information about the matters to be considered at the Annual Meeting. Please give all of this information your careful attention. The Board of Directors recommends a vote FOR the director nominees pursuant to Item 1 in the Notice and a vote FOR the proposals listed as Item 2, Item 3 and Item 4.

You will also find enclosed a Proxy Card appointing proxies to vote your shares at the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please sign, date and return your Proxy Card as soon as possible so that your shares can be represented and voted in accordance with your instructions. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

The Proxy Statement and the enclosed Proxy Card are first being mailed on or about May 1, 2012 to stockholders entitled to vote. Our 2011 Annual Report to Stockholders is being mailed with the Proxy Statement.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert P. LoCascio
Chairman of the Board and
Chief Executive Officer

LIVEPERSON, INC.

475 Tenth Avenue, 5th Floor
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
AT 10:00 A.M. ON JUNE 7, 2012

TO THE STOCKHOLDERS OF LIVEPERSON, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of LivePerson, Inc., a Delaware corporation (the “Company”), will be held on June 7, 2012 at 10:00 a.m. (Eastern Daylight time) at the Marriott Residence Inn (Times Square), Times Square Meeting Room, 1033 Avenue of the Americas, New York, NY 10018, Tel (212) 768-0007, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)	Election of two Class III directors to serve until the 2015 Annual Meeting of Stockholders, or in each case until such director’s successor shall have been duly elected and qualified;
(2)	Approval of the amendment and restatement of the LivePerson, Inc. 2009 Stock Incentive Plan;
(3)	Ratification of the Audit Committee’s appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012;
(4)	Advisory approval of the Company’s executive compensation; and
(5)	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 20, 2012 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting, and any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company listed above.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. If you are a stockholder who holds shares through a member of the Tel Aviv Stock Exchange (“TASE”), you may vote by sending a signed Proxy Card along with an ownership certificate in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

Robert P. LoCascio
Chairman of the Board and
Chief Executive Officer

New York, New York
April 27, 2012

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES
YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY,
COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY
AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR
VOTE YOUR SHARES ON THE INTERNET.

LIVEPERSON, INC.

475 Tenth Avenue, 5th Floor
New York, New York 10018

PROXY STATEMENT

General

This Proxy Statement is furnished to the stockholders of record of LivePerson, Inc., a Delaware corporation (“LivePerson” or the “Company”), as of the record date, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 7, 2012, and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. (Eastern Daylight time) at the Marriott Residence Inn (Times Square), Times Square Meeting Room, 1033 Avenue of the Americas, New York, NY 10018, Tel (212) 768-0007. This Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting of Stockholders are first being mailed on or about May 1, 2012 to all stockholders entitled to vote at the Annual Meeting and at any adjournments or postponements thereof.

Voting

The specific matters to be considered and acted upon at the Annual Meeting are:

(1)	election of two Class III directors to serve until the 2015 Annual Meeting of Stockholders, or in each case until such director’s successor shall have been duly elected and qualified;
(2)	amendment and restatement of the LivePerson, Inc. 2009 Stock Incentive Plan;
(3)	ratification of the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;
(4)	advisory approval of the Company’s executive compensation;
(5)	action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These matters are described in more detail in this Proxy Statement.

On the record date (April 20, 2012) for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof, 55,026,345 shares of the Company’s common stock were issued and outstanding. No shares of the Company’s preferred stock, par value $0.001 per share, were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the record date. Stockholders may not cumulate votes in the election of directors.

Except as provided below with respect to stockholders who hold shares through a member of the TASE and intend to vote their shares, there are three ways a stockholder of record can vote:

•	By Internet: You vote over the Internet at www.voteproxy.com by following the instructions on the proxy card.
•	By Mail: You may complete, sign and mail the accompanying proxy card in the postage-paid envelope provided.
•	In Person: If you are a stockholder as of the record date, you may vote in person at the Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

Stockholders who hold shares through a member of the TASE and intend to vote their shares, must deliver to the Company’s Israeli counsel, Yigal Arnon & Co. c/o Mr. Zohar Nevo, 22 J. Rivlin Street, Jerusalem, Israel, 94240 (email: zoharn@arnon.co.il) an ownership certificate confirming their ownership of the of the Company’s common stock on the Record Date. Such certificate must be approved by a recognized financial institution, as required by the Israeli Companies Regulations 2000, as amended (Proof of Ownership of Shares for Voting at General Meeting). Such stockholder is entitled to receive the ownership certificate at the branch of the TASE member or by mail to his address (in consideration of mailing fees only), if the stockholder so requests. Such a request should be made promptly upon receipt of this Proxy Statement (and no later than 5:00 p.m. (Israel time) on Wednesday, June 6, 2012), and should be made for a particular securities account. Stockholders who wish to vote are obliged to complete, sign, date and return the proxy card in accordance with the instructions indicated thereon along with their ownership certificate to the address of Company’s Israeli counsel indicated above.

The form of proxy card for stockholders who hold shares through a member of the TASE is available on the websites: http://www.magna.isa.gov.il and http://maya.tase.co.il.

The stock transfer books of the Company will remain open at the offices of the Company (475 Tenth Avenue, 5th Floor, New York, New York 10018) between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

If a quorum is present, the two nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as Class III Directors. Only votes FOR or WITHHELD count. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of the Class III directors. If you own shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted. Stockholders may not cumulate votes for the election of directors.

Proposals other than for the election of directors shall be approved by the affirmative vote of a majority of the votes cast by the holders of shares of our Common Stock entitled to vote that are present in person or represented by proxy at the Annual Meeting. Abstentions are counted for the purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted either in favor of or against any of the proposals and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders with any such right.

Proxies

If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you are a stockholder of record of shares of our common stock and if you indicate when voting through the Internet that you wish to vote as recommended by our Board of Directors, or if you sign and return a proxy without giving specific voting instructions, then the proxy holders designated by our Board, who are officers of our company, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company’s principal executive offices at 475 Tenth Avenue, 5th Floor, New York, New York 10018, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Shares Held by Brokers

If you hold your shares through a broker and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the current fiscal year ended December 31, 2012 will be treated as a routine matter. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares also will be counted as present for the purpose of determining a quorum.

On the other hand, your broker is not entitled to vote shares held for a beneficial holder on certain non-routine items, such as the election of directors or the advisory vote on executive compensation, absent instructions from the beneficial holders of such shares. Your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you on how to vote your shares on the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.

Stockholders who hold their stock through a member of the TASE and intend to vote their shares are obliged to return a complete signed and dated Proxy Card along with a certificate of ownership to the offices of Israeli counsel to the Company no later than 5:00 p.m. (Israel time) on Wednesday, June 6, 2012.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2012
    Our proxy materials including our Proxy Statement, 2011 Annual Report on Form 10-K and proxy card are available on the Internet and may be viewed and printed, free of charge, at http://liveperson2012.investorroom.com.

Deadline for Receipt of Stockholder Proposals

In order to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2013 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company at its principal executive offices in New York, New York, on or before December 31, 2012. In addition, under the Company’s current Amended and Restated Bylaws, any proposal for consideration at the 2013 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on February 7, 2013 and the close of business on March 9, 2013, and is otherwise in compliance with the requirements set forth in the Company’s current Amended and Restated Bylaws. The proxy solicited by the Board of Directors for the 2013 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the plurality voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.

Stockholders with the Same Last Name and Address

The Securities and Exchange Commission, or the SEC, has adopted rules that permit companies to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of the Annual Report and Proxy Statement, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and saves natural resources.

If you received a household mailing this year and you would like to have additional copies mailed to you, please submit your request in writing to Monica L. Greenberg, Senior Vice President, Business Affairs and General Counsel, at the Company’s principal executive offices located at 475 Tenth Avenue, 5th Floor, New York, New York 10018 or by calling (212) 609-4200. Similarly, you may also contact Ms. Greenberg if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

Annual Report

The Company filed an Annual Report on Form 10-K with the SEC on March 13, 2012 relating to the fiscal year ended December 31, 2011, or the 2011 Fiscal Year. Stockholders may obtain a copy of this report, without charge, by writing to Monica L. Greenberg, Senior Vice President, Business Affairs and General Counsel, at the Company’s principal executive offices located at 475 Tenth Avenue, 5th Floor, New York, New York 10018.

A copy of the Annual Report of the Company for the 2011 Fiscal Year is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

Other Matters

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

More Information Is Available

If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department at http://www.liveperson.com/company/ir/.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE — ELECTION OF DIRECTORS

General

The Company’s Fourth Amended and Restated Certificate of Incorporation provides for a classified Board of Directors, consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one third of the total number of directors. At the annual meeting of stockholders in the year in which the term of a class of directors expires, director nominees in such class will stand for election to three-year terms. With respect to each class, a director’s term will be subject to the election and qualification of such director’s successor, or the earlier death, resignation or removal of such director.

As of the date of this Proxy Statement, the Board consists of five persons, as follows:

Class I (current term ends at the 2013 Annual Meeting)	Class II (current term ends at the 2014 Annual Meeting)	Class III (current term ends at this Annual Meeting)
William G. Wesemann	Peter Block	Kevin C. Lavan
	David Vaskevitch	Robert P. LoCascio

The term of office for Mr. Lavan and Mr. LoCascio expires at this Annual Meeting. The Board has selected Messrs. Lavan and LoCascio, the current Class III directors at the time of the Annual Meeting, as nominees for Class III directors whose term of office will expire at the 2015 Annual Meeting of Stockholders.

Messrs. Lavan and LoCascio have agreed to be named as nominees and to continue to serve as directors, if elected, and management has no reason to believe that they will be unavailable to serve. If either Mr. Lavan or Mr. LoCascio is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Lavan and LoCascio. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

Required Vote

The Class III directors shall be elected by the affirmative vote of a plurality of the shares of the common stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote and will not be voted for directors.

Nominees for Term Ending upon the 2015 Annual Meeting of Stockholders (Class III)

Kevin C. Lavan, 59, has been a director since January 2000. Since April 2010, Mr. Lavan has been Senior Vice President, Worldwide Controller of IMG, an international and diversified sports, entertainment and media company. From July 2008 to April 2010, Mr. Lavan was Chief Financial Officer of Paradysz Matera Company, Inc., a direct marketing and digital marketing agency. From August 2007 until July 2008, Mr. Lavan was an independent consultant. From November 2004 until August 2007, Mr. Lavan served advertising agencies affiliated with MDC Partners, Inc. in various capacities. Between October 2000 and November 2004, Mr. Lavan served as an independent consultant to marketing services organizations. In addition, between January 2001 and September 2002, Mr. Lavan was President and Chief Operating Officer of NowMarketing, Inc., formerly known as Elbit VFlash, Inc. From March 1999 until October 2000, Mr. Lavan was an Executive Vice President of Wunderman, the direct marketing and customer relationship marketing division of Young & Rubicam Inc. From February 1997 to March 1999, Mr. Lavan was Senior Vice President of Finance at Young & Rubicam. From 1984 to February 1997, Mr. Lavan held various positions at Viacom Inc., including Controller, and Chief Financial Officer for Viacom’s subsidiary, MTV Networks. Mr. Lavan is a Certified Public Accountant. Mr. Lavan received a B.S. from Manhattan College. The Company believes that Mr. Lavan’s financial and business expertise, and his industry knowledge, including his background serving in financial and operational roles at several leading advertising and marketing organizations, qualify and enable him to make a significant and valuable contribution as a director of the Company.

Robert P. LoCascio, 43, has been our Chief Executive Officer and Chairman of our Board of Directors since our inception in November 1995. In addition, Mr. LoCascio was our President from November 1995 until January 2001. Mr. LoCascio founded our Company as Sybarite Interactive Inc., which developed a community-based web software platform known as TOWN. Before founding Sybarite Interactive, through November 1995, Mr. LoCascio was the founder and Chief Executive Officer of Sybarite Media Inc. (known as IKON), a developer of interactive public kiosks that integrated interactive video features with advertising and commerce capabilities. Mr. LoCascio was named a New York City Ernst & Young Entrepreneur of the Year finalist in 2001 and 2008. Mr. LoCascio received a B.B.A. from Loyola College. In addition to his service as the Company’s Chief Executive Officer, the Company believes that Mr. LoCascio’s business and technology industry experience, vision for innovation, and deep institutional knowledge of the Company, qualify and enable him to make a significant and valuable contribution as a director of the Company.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. LAVAN AND LOCASCIO.

Continuing Directors for Term Ending upon the 2013 Annual Meeting of Stockholders (Class I)

William G. Wesemann, 55, has been a director since November 2004. Since October 2002, Mr. Wesemann has been an independent consultant. Between January 2001 and October 2002, Mr. Wesemann was Chief Executive Officer of NextPage, Inc., a provider of document management systems. Between August 2000 and January 2001, Mr. Wesemann was Chief Executive Officer of netLens Inc., which was acquired by NextPage and offered a peer-to-peer platform for creating distributed applications. Between May 1996 and May 2000, Mr. Wesemann was Vice President of Sales of Genesys Telecommunications Laboratories, Inc., a leader in computer-telephony integration. Mr. Wesemann received a B.A. from Glassboro State College (now called Rowan University). The Company believes that Mr. Wesemann’s business expertise and technology industry background, including his experience serving in chief executive and sales leadership roles at successful technology companies, qualify and enable him to make a make a significant and valuable contribution as a director of the Company.

Continuing Directors for Term Ending upon the 2014 Annual Meeting of Stockholders (Class II)

Peter Block, 72, has been a director since July 2010. Since 1997, Mr. Block has been President of Peter Block Inc., a management consulting group, and a partner in Designed Learning, a training company that offers workshops designed by Mr. Block to build organizational development skills. Mr. Block is also a best-selling author of several books about organizational dynamics, community and accountability. Mr. Block is the recipient of the Organization Development Network’s 2008 Lifetime Achievement Award. Among other national awards, he also received the American Society for Training and Development Award for Distinguished Contributions, the Association for Quality and Participation President’s Award, and he was entered into Training Magazine’s HRD Hall of Fame. Mr. Block holds a B.S. degree in Industrial Administration from the University of Kansas and an M.S. degree in Industrial Administration from Yale University. The Company believes that Mr. Block’s expertise in management consulting and organizational development principles qualify and enable him to make a significant and valuable contribution as a director of the Company.

David Vaskevitch, 58, has been a director since April 2011. Mr. Vaskevitch has been an independent consultant since September 2009. From March 2011 to August 2011, Mr. Vaskevitch was a member of the senior management team of GETCO, LLC. Previously, Mr. Vaskevitch served as Senior Vice President and Chief Technical Officer of Microsoft Corporation from August 2001 through August 2009, and as Senior Vice President of Business Applications of Microsoft Corporation from March 2000 to August 2001. Mr. Vaskevitch joined Microsoft in 1986 as the company’s first Director of Marketing, and served in a variety of senior leadership positions during his 23-year tenure, including Senior Vice President of Developer, Vice President of Distributed Applications Platform and General Manager of Enterprise Computing. He also founded the Microsoft Consulting Services (MCS) division to assist enterprises in transitioning to client/server computing. Before joining Microsoft, Mr. Vaskevitch was an entrepreneur, software architect, and consultant.

Mr. Vaskevitch holds B.S. degrees in Math, Computer Science and Philosophy, and a Masters degree in Computer Science from the University of Toronto. The Company believes that Mr. Vaskevitch’s extensive technical, marketing and business background, and his deep industry knowledge and experience, qualify and enable him to make a significant and valuable contribution as a director of the Company.

Governance of the Corporation

Corporate Governance

We are committed to strong corporate governance and have adopted policies and practices in furtherance of such objective. These policies and practices include:

•	All of the members of the Board other than Mr. LoCascio are “independent” under the Nasdaq rules.
•	All members of our Audit Committee, Compensation Committee, and Nominating and Governance Committee are independent.
•	The Board has adopted a Code of Conduct applicable to all of our employees, including our executive officers, as well as a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Conduct and Code of Ethics can be found at www.liveperson.com.
•	The Board has adopted a policy regarding conflicts of interest and “related-person transactions” under which all potential conflicts of interest and related-person transactions must be reviewed and pre-approved by the Audit Committee.
•	An annual risk assessment of the Company’s compensation policies conducted by the Board and the Compensation Committee.

Director Independence

The Board has determined that Messrs. Block, Lavan, Vaskevitch and Wesemann are “independent” under the Nasdaq listing requirements and the applicable rules and regulations of the SEC. As part of the Board’s process in making such determination, each such director provided confirmation that (a) the objective criteria for independence pursuant to the Nasdaq rules are satisfied and (b) each such director has no other relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. LoCascio, our Chief Executive Officer and Chairman of the Board, is an employee and therefore not “independent.”

Board Meetings

The Board of Directors held six meetings during the 2011 Fiscal Year. In the 2011 Fiscal Year, each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director served (in each case for meetings held during the period in the 2011 Fiscal Year for which such director served).

Directors who are not members of the Company’s management meet at regularly scheduled executive sessions without members of management present. At least two of these meetings each year are to include only independent directors. Currently, all non-employee directors are independent.

While the Company has not adopted a formal policy with regard to attendance by members of the Board of Directors at annual stockholder meetings, all members of the Board are invited to attend the Company’s annual meeting of stockholders. At the 2011 Annual Meeting, one of our directors attended.

Board Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. All Board committee members are independent.

The Board committees are composed of the following members:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kevin C. Lavan (Chair)	Peter Block (Chair)	Peter Block
David Vaskevitch	Kevin C. Lavan	Kevin C. Lavan
William G. Wesemann	David Vaskevitch	David Vaskevitch
	William G. Wesemann	William G. Wesemann (Chair)

Audit Committee

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The charter of the Audit Committee is available under “About LivePerson — Corporate Governance” on the Company’s website, http://www.liveperson.com. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Audit Committee held four meetings during the 2011 Fiscal Year.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is the Audit Committee’s “audit committee financial expert” as defined by the SEC.

Compensation Committee

The Compensation Committee’s primary responsibility is to review and approve the compensation to be paid or provided to the Company’s executive officers and to assure that such compensation is in line with the Company’s strategy, sound corporate governance principles and shareholder interests. The Compensation Committee also oversees the Company’s compensation, equity and employee benefit plans and programs and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The charter of the Compensation Committee is available under “About LivePerson — Corporate Governance” on the Company’s website, http://www.liveperson.com. The Chief Executive Officer and the Human Resources Department present compensation and benefit proposals to the Compensation Committee for the Committee’s consideration and approval. Each member of the Compensation Committee is independent, as independence is defined for purposes of Compensation Committee membership by the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. The Compensation Committee deliberated as needed during regularly scheduled board meetings during the 2011 Fiscal Year and in addition the Compensation Committee held one separate meeting during the 2011 Fiscal Year.

In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant. The Compensation Committee annually reviews competitive compensation data prepared by Culpepper and Associates, a provider of worldwide salary surveys and data for compensation and employee benefit programs in the technology industry, as well as compensation data made publicly available by peer group companies. The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying individuals qualified to become Board members, recommending to our Board the persons to be nominated for election as directors and to each of the Board’s committees, reviewing and making recommendations to the Board with respect to management succession planning, developing and recommending to the Board corporate governance principles, and overseeing evaluation of the Board as needed. The charter of the Nominating and Corporate Governance Committee is available under “About LivePerson — Corporate Governance” on the Company’s website, http://www.liveperson.com. The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under “Director Nomination Process.” Each member of the Nominating and Corporate Governance Committee is independent, as defined under the rules of Nasdaq. The Nominating and Corporate Governance Committee deliberated as needed during regularly scheduled board meetings during the 2011 Fiscal Year.

Director Nomination Process

The processes established by our Nominating and Corporate Governance Committee Charter to identify and evaluate director candidates include requests to Board members and others for recommendations, evaluation of biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board, all on an as needed basis from time to time.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply the criteria attached to the Nominating and Corporate Governance Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Specific weighting is not assigned to the criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. The Nominating and Corporate Governance Committee has, on certain occasions, retained a third party executive search firm to identify or assist in the evaluation of candidates.

The Nominating and Corporate Governance Committee does not have a formal diversity policy with respect to the identification and recommendation of individuals for membership on the Company’s Board of Directors. However, in carrying out this responsibility, the Nominating and Corporate Governance Committee values differences in professional experience, educational background, viewpoint and other individual qualities and attributes that facilitate and enhance the oversight by the Board of Directors of the business and affairs of the Company.

The Nominating and Corporate Governance Committee will also consider as potential nominees for our Board persons recommended by stockholders. Stockholders wishing to bring a nomination for a director candidate at a stockholders meeting must give written notice to LivePerson’s Corporate Secretary, pursuant to the procedures set forth under “Communicating with the Board of Directors” and subject to the deadline set forth under “Deadline for Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and LivePerson’s Amended and Restated Bylaws. Our current Amended and Restated Bylaws can be accessed in the “Company — Investor Relations” section of our website at www.liveperson.com.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Corporate Governance Committee will make its initial determination on its own knowledge of the candidate, information provided as part of the candidate’s nomination or any supplemental inquiries to the person recommending the candidate or others. The initial determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.

If the Nominating and Corporate Governance Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating and Corporate Governance Committee then will evaluate the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of Nasdaq and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee’s skills and experience, the diversity of the member’s skills and experience in areas that are relevant to the Company’s businesses and activities, and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee will determine whether to interview the prospective nominee and, if warranted, one or more members of the Nominating and Corporate Governance Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating and Corporate Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee follow the same process and use the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.

Communicating with the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, New York 10018, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.

Codes of Conduct and Corporate Governance Documents

The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance as well as various rules promulgated by the SEC and the Nasdaq Stock Market. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.

The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the Company’s Chief Executive Officer and executives who are deemed to be Senior Financial Officers of the Company. Both codes of conduct can be accessed in the “Company — Investor Relations” section of our website at www.liveperson.com, as well as any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

Copies may also be obtained at no charge by writing to LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, New York 10018, Attention: Investor Relations. Copies of the charters of our Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as copies of LivePerson’s current Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Whistleblower Policy can also be accessed in the “Company — Investor Relations” section of our website.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure.  The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer of the Company. Both positions are held by Mr. LoCascio. The Board does not have a lead director. The Board believes that this structure has historically served the Company well and continues to do so, by facilitating communication between the Board and senior management of the Company as well as Board oversight of the Company’s business and affairs.

Role of the Board in Risk Oversight.  The Board of Directors provides oversight of the Company’s management of risk. Senior management has responsibility for the management of risk and reports to the Board as needed with respect to its ongoing enterprise risk management efforts. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risk related to the Company’s financial statements and processes. As discussed in more detail below, the Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to the Company’s compensation policies and practices. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to the Company’s corporate governance practices. Each committee reports as needed to the full Board with respect to such committee’s particular risk oversight responsibilities.

Risk Assessment of Compensation Policies.  The Compensation Committee, with the assistance of management, included a risk assessment in its overall review of the Company’s compensation policies and practices in the 2011 Fiscal Year and concluded that they did not, and do not, motivate imprudent risk taking. As further discussed below in Proposal Four (Advisory Approval of Executive Compensation) as it relates to the Company’s executive officer compensation program, the Compensation Committee noted that:

•	the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards Company goals;
•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;
•	the Company’s long-term incentives do not drive high-risk investments at the expense of long-term Company value; and
•	the Company’s compensation programs are appropriately balanced between cash and equity, and the equity component does not promote unnecessary risk taking.

Based on this assessment, the Compensation Committee and the Board concluded that the Company has a balanced pay and performance program that is consistent with the Company’s business model and long-term goals, and does not promote excessive risk taking.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of April 20, 2012, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our common stock;
•	each of our named executive officers identified in the “Summary Compensation Table” included in this Proxy Statement on page 27;
•	each of our directors and director nominees; and
•	each of our directors and executive officers as a group.

The following table gives effect to the shares of common stock issuable within 60 days of April 20, 2012 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 55,026,345 shares of common stock outstanding at April 20, 2012 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned.

Name and Address(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Outstanding (%)
5% Stockholders
BlackRock, Inc.(3)	3,915,540	7.1%
Wellington Management Company, LLP(5)	3,321,108	6.0%
Gilder, Gagnon, Howe & Co. LLC(4)	3,290,398	6.0%
Named Executive Officers and Directors
Robert P. LoCascio(6)	5,186,713	9.4%
Daniel R. Murphy(8)	25,000	*
Timothy E. Bixby(7)	126,750	*
Eli Campo(14)	169,200	*
Monica L. Greenberg(15)	191,875	*
Michael I. Kovach(9)	82,650	*
Peter Block(10)	56,000	*
Kevin C. Lavan(11)	66,000	*
David Vaskevitch(12)	50,000	*
William G. Wesemann(13)	175,000	*
Directors and Executive Officers as a group (11 persons)(17)	6,129,188	10.9%

*	Less than 1%.
(1)	Unless noted otherwise, the business address of each beneficial owner is c/o LivePerson, Inc., 475 Tenth Avenue, 5th Floor, New York, New York 10018.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the shares shown as beneficially owned.
(3)	Based solely on our review of the Schedule 13G filed with the SEC on February 9, 2012 by BlackRock, Inc., whose address is 40 East 52nd Street, New York, New York 10022.

(4)	Based solely on our review of the Schedule 13G/A filed with the SEC on January 10, 2012 by Gilder, Gagnon, Howe & Co. LLC, or GGHC, whose address is 3 Columbus Circle, 26th Floor, New York, New York 10019. GGHC shares power to dispose or to direct the disposition of all the shares listed above, which include 2,581,872 shares held in customer accounts over which partners and/or employees of GGHC have discretionary authority to dispose of or direct the disposition of the shares, 641,678 shares held in accounts owned by the partners of GGHC and their families, and 66,848 shares held in the account of the profit-sharing plan of GGHC.
(5)	Based solely on our review of the Schedule 13G filed with the SEC on February 14, 2012 by Wellington Management Company, LLP, or Wellington Management, whose address is 280 Congress Street, Boston, MA 02210. Wellington Management, in its capacity as an investment adviser, shares power to dispose or to direct the disposition of all the shares listed above.
(6)	Includes 423,750 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 20, 2012.
(7)	Mr. Bixby resigned from the Company effective May 13, 2011.
(8)	Reflects shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 20, 2012.
(9)	Includes 900 shares of common stock that are owned by Mr. Kovach and an additional 900 shares of common stock that are owned by Mr. Kovach’s wife over which Mr. Kovach has indirect beneficial ownership, and 80,850 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 20, 2012, of which 1,500 are owned by Mr. Kovach’s wife.
(10)	Includes 50,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 20, 2012.
(11)	Includes 60,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 20, 2012.
(12)	Reflects shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 20, 2012.
(13)	Includes 20,000 shares of common stock that are owned of record by a family trust over which Mr. Wesemann has indirect beneficial ownership. Also includes 135,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 20, 2012.
(14)	Reflects shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 20, 2012.
(15)	Reflects shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 20, 2012.
(16)	Includes 1,185,675 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of April 20, 2012 and shares over which the directors and executive officers are indirect beneficial owners. Includes holdings of all directors and executive officers as a group including executive officers not listed above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers and persons who hold more than ten percent of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of the copies of Section 16(a) reports which LivePerson has received from such persons or entities, and the written representations received from the reporting persons that no other reports were required, for transactions in our common stock and their common stock holdings for the 2011 Fiscal Year, LivePerson believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its common stock, other than the following reports for transactions in the 2011 Fiscal Year that were filed late: (i) Eli Campo filed one late Form 4 with respect to the exercise of an option and the disposition of common stock; (ii) David Vaskevitch filed one late Form 4 with respect to an option grant; (iii) Robert LoCascio filed one late Form 4 with respect to an option grant with respect to a disposition of common stock; (iv) Michael Kovach filed one late Form 4 with respect to an option grant, the exercise of options, and the disposition of common stock; (v) Peter Block filed one late Form 4 with respect to a stock purchase; (vi) Yaron Zeidman, one of our former executive officers, filed one late Form 3 and one late Form 4 with respect to option grants, the exercise of options and the disposition of common stock; and (vii) Emmanuel Gill, one of our former directors, filed one late Form 4 with respect to the disposition of common stock.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

The executive officers of LivePerson, and their ages and positions as of April 20, 2012, are:

Name	Age	Position(s)
Robert P. LoCascio	43	Chief Executive Officer and Chairman of the Board
Daniel R. Murphy	45	Chief Financial Officer
Eli Campo	46	Executive Vice President, GM, Technology Operations — Tel Aviv
Monica L. Greenberg	43	Senior Vice President, Business Affairs and General Counsel
Michael I. Kovach	43	Senior Vice President, Corporate Controller
Erica Schultz	38	Executive Vice President, Global Sales and Markets

Mr. LoCascio’s biography can be found on page 7 of this Proxy Statement, and is included with the biographies of the other members of the Board. Biographies for our other executive officers are listed below.

Daniel R. Murphy has been our Chief Financial Officer since May 2011. From November 2009 until April 2011, Mr. Murphy was Chief Financial Officer of Conductor, Inc., a provider of SEO measurement and optimization technology. From September 2004 until November 2009, Mr. Murphy served as Senior Vice President and Chief Financial Officer of Marketing Technology Solutions Inc., an interactive marketing company. From May 1991 until September 2004, Mr. Murphy served several senior finance and management roles of increasing responsibility at Thomson Financial, a leading global information services company. During his thirteen year tenure at Thomson Financial, Mr. Murphy served as the Chief Financial Officer of three of its business units, including the then $1.6 billion Sales, Marketing and Services Organization. Mr. Murphy received a Bachelor’s degree in business administration from St. Bonaventure University.

Eli Campo has been our Executive Vice President, GM, Technology Operations — Tel Aviv since February 2007. From May 2005 until January 2007, Mr. Campo was the General Manager for Shopping.com, Israel, where he was responsible for the research and development and content operations centers in Israel and Ireland. From May 2001 to May 2005, Mr. Campo was the Senior Vice President, Engineering and Operations at Shopping.com, where he was responsible for all technology and operations. Mr. Campo received a B.A. in Physics with honors from the Hebrew University, Jerusalem.

Monica L. Greenberg has been our Senior Vice President, Business Affairs and General Counsel since November 2006. From May 2004 until October 2006, Ms. Greenberg was an independent consultant. From April 2000 until April 2004, Ms. Greenberg served as Vice President, General Counsel and Senior Corporate Counsel of Nuance Communications, Inc. Previously, from January 1999 to March 2000, Ms. Greenberg was the principal of a small business. From July 1996 to December 1998, Ms. Greenberg was associated with the law firm of Wilson Sonsini Goodrich & Rosati in Palo Alto, California. From September 1994 to July 1996, Ms. Greenberg was associated with the law firm of Willkie Fair & Gallagher in New York, NY. Ms. Greenberg received a J.D. from Boston University School of Law where she was a member of the Boston University Law Review, and a B.A. from the University of Pennsylvania.

Michael I. Kovach has been our Senior Vice President, Corporate Controller since April 2008, our Vice President, Corporate Controller since July 2002 and our Corporate Controller since September 1999. From June 1995 to September 1999, Mr. Kovach was Controller for DualStar Technologies Corp., a leading, publicly traded, mechanical contractor in New York. From December 1993 to June 1995, Mr. Kovach was a Senior Accountant in Grant Thornton’s audit practice. Before that, Mr. Kovach was a staff accountant for Konigsberg Wolf & Co. Mr. Kovach is a Certified Public Accountant and holds a B.S. in Accounting from the State University of New York at Geneseo.

Erica Schultz has been our Executive Vice President, Global Sales and Markets since February 2012. From June 2011 until February 2012, Ms. Schultz was a Group Vice President, SaaS Applications of Oracle Corporation. From December 2006 until May 2011, Ms. Schultz served as Group Vice President, CRM On Demand North America of Oracle Corporation. Previously, from September 2001 to November 2006, Ms. Schultz was a Vice President, OracleDirect of Oracle Corporation. From July 1997 to August 2001, Ms. Schultz was a Managing Director, Latin America Inside Sales of Oracle Corporation. Ms. Schultz received a B.A. from Dartmouth College.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the compensation program as it relates to our Named Executive Officers identified in the Summary Compensation Table. In this section, we first discuss our governance practices and executive compensation program objectives and strategies. Next, we review the process the Compensation Committee follows in deciding how to compensate our Named Executive Officers. We then present an overview of the compensation structure and specific pay elements of our executive compensation program, as well as a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of our Named Executive Officers for the 2011 Fiscal Year.

The Compensation Committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk taking by our executives, but rather encourages management to take a balanced approach, focused on achieving our corporate goals. A more complete discussion regarding the Compensation Committee’s risk assessment process can be found in the section of this Proxy Statement titled “Risk Assessment of Compensation Policies.”

The Compensation Committee believes our executive compensation programs are effectively designed and working well in alignment with the interests of our stockholders and are instrumental to achieving our business strategy. As has been the case in the past, the Compensation Committee will consider any stockholder concerns and feedback on its executive compensation programs that it receives. Also, in determining executive compensation for the 2011 Fiscal Year, the Compensation Committee considered the overwhelming stockholder support that the “Say-on-Pay” proposal received at our 2011 annual meeting of stockholders. As a result, the Compensation Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation. Further, consistent with the results of our stockholder vote regarding the frequency of future advisory votes on executive compensation at our 2011 annual meeting of stockholders, the Company will hold an advisory vote on the compensation of Named Executive Officers every year until the next required vote on the frequency of advisory votes on the compensation of Named Executive Officers.

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Compensation Governance

•	Perquisites. We do not provide special benefits, perquisites or supplemental retirement plans to our Named Executive Officers.
•	Tax Gross-Ups. We do not provide any tax gross-ups to our Named Executive Officers.
•	Independence. Our Compensation Committee is comprised solely of independent directors.
•	Periodic Review. The Compensation Committee reviews our compensation practices and program to ensure that our Named Executive Officers are compensated in a manner consistent with our business strategy, competitive market practice, sound corporate governance principles and stockholder interests.

•	Risk Analysis. Our executive compensation program is structured to avoid inappropriate risk taking by our Named Executive Officers by having the appropriate pay philosophy tied to reasonable business objectives. The Compensation Committee has concluded that the risks arising from our executive compensation program are reasonable, in the best interest of our stockholders, and not likely to have a material adverse effect on the Company.
•	Hedging. Our Insider Trading Policy prohibits hedging of Company stock or the use of Company stock and any other transactions which could reasonably cause our officers to have interests adverse to our stockholders.

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, and to reward officers’ individual performance against objectives important to achieving the Company’s strategic and operational goals, and the creation of long term value for stockholders. The primary objectives of the program are to:

•	align incentives, including bonus targets, performance metrics and equity, with Company fiscal performance as well as achievement of strategic objectives that create stockholder value;
•	retain and encourage high potential team players to build a career at the Company;
•	provide incentives that are cost-efficient, competitive with other organizations and fair to employees and stockholders; and
•	design a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking.

Working with management, the Compensation Committee has developed a compensation, bonus and benefits strategy designed to reward performance and reinforce a culture that the Compensation Committee believes will promote long-term success.

The compensation program rewards team accomplishments and promotes individual accountability. Compensation depends primarily on Company results, with additional measures for individual performance against defined objectives tied to the Company’s strategic goals. The goal of the program is to maintain a strong relationship between individual efforts, Company results and financial rewards.

A portion of total compensation is placed at risk through annual and long-term incentives. The combination of incentives is designed to balance annual operating objectives and Company earnings’ performance with longer-term stockholder value creation.

We seek to provide competitive compensation that is commensurate with performance. We target compensation within an appropriate range above and below the market median, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

We seek to promote a long-term commitment to the Company by our senior executives. We believe that there is great value to the Company in having a team of long-tenure, seasoned managers. The vesting schedules attached to option awards (generally 25% per year over 4 years, time-based vesting) reinforce this long-term orientation.

We utilize a well-proportioned mix of security-oriented compensation, retention benefits and at-risk compensation which produces both short-term and long-term performance incentives and rewards. By following this approach, we provide each of our Named Executive Officers a measure of security in the base compensation that the individual is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company, as well as incentives for executive retention. The mix of metrics used for the annual bonus plan and the Stock Incentive Plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives.

Process for Determining Executive Compensation

The Compensation Committee provides overall guidance for our executive compensation policies. The Compensation Committee reviews executive compensation annually, in conjunction with annual operational and financial planning for the fiscal year ended December 31, 2012, and also periodically as needed for specific executive compensation issues that may arise at other times.

The Compensation Committee makes final determinations regarding compensation for the Chief Executive Officer and our executive officers in its sole discretion. Our Chief Executive Officer and Senior Vice President of Human Resources assist the Compensation Committee by presenting proposals and recommendations to the Compensation Committee, information on Company and individual performance of the Named Executive Officers and management’s perspective and recommendations on compensation matters (except that the Chief Executive Officer recuses himself from that portion of the Compensation Committee meetings involving his own compensation).

The Senior Vice President of Human Resources also works with our Chief Executive Officer to assist the Compensation Committee and play a role administering our compensation program for other executives. In particular, our Chief Executive Officer and the Senior Vice President of Human Resources together determine the base compensation and target bonus levels to recommend to our Compensation Committee for all of our other executive officers. Our Chief Executive Officer and the Senior Vice President of Human Resources also recommend to our Compensation Committee the annual bonus payout for our executive officers, based upon overall Company performance as well as individual performance against defined objectives aligned to the strategic goals of the Company.

Use of Outside Advisors and Market Data

In making its determinations with respect to executive compensation, the Compensation Committee has the authority to retain the services of a third party compensation consultant, and has done so from time to time to evaluate and assist in the process of determining an appropriate compensation structure.

The Company relies heavily upon compensation data provided by a third party service, Culpepper and Associates, a provider of worldwide salary surveys and data for compensation and employee benefit programs in the technology industry, focused primarily on small and mid-sized technology companies, which are the most comparable peer group for the Company, as well as publicly available data for industry peer group companies. The data provided by Culpepper and Associates is aggregated across companies based on size and geographic region and provides general information about compensation levels of similarly sized companies in the geographic areas where our employees are located. We also review executive compensation elements for a select group of publicly traded “software as a service” companies compiled by us from proxy statements and other public reports filed by these companies. The companies within this group reviewed by the Compensation Committee in the past year were Blackboard Inc., Concur Technologies, Inc., Kenexa Corporation, NetSuite Inc., RightNow Technologies, Inc. (recently acquired by Oracle Corporation), salesforce.com, inc., Taleo Corporation, The Ultimate Software Group, Inc., and Websense, Inc.

Pay Levels

Pay levels for each of our Named Executive Officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for our Name Executive Officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee reviews and approves target total compensation opportunities for executives based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the salary and target annual incentive opportunity for each executive will be within a reasonable range of the median of the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Compensation Structure

Pay Elements — Overview

The Company utilizes four main components of compensation:

•	Base Salary — fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance.
•	Annual Incentive — variable pay that is designed to reward attainment of annual business goals. Executives qualify for an annual cash incentive payment based on a combination of Company performance as well as individual performance against defined objectives tied to the Company’s strategic and fiscal objectives. In the case of executives whose primary objective is revenue generation, incentive compensation may take the form of commissions tied to revenue as well as other Company and individual performance metrics.
•	Long-Term Incentives — the Company’s equity based incentive plan allows for awards that may include stock options, stock appreciation rights, restricted stock, performance shares and other stock based awards, including restricted stock units and deferred stock units. To date, the Company has used only stock options for long-term incentive awards. Such awards are typically granted upon initial hire, and also from time to time during an employee’s continued tenure.
•	Benefits and Perquisites — the Company offers certain benefits, including medical, dental and life insurance benefits and retirement savings that it considers to be consistent with industry practices and important for competitive recruitment and retention. The Company does not offer special benefits such as supplemental executive retirement plans, perquisites, tax gross-ups or tax equalization.

Pay Elements — Details

1.  Base Salary

The Compensation Committee annually reviews officer salaries and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practices. Salary adjustments are generally approved during the first quarter of the calendar year and implemented during the second quarter.

In 2011, the level of salary increase for our executive officers ranged from 0% and 53.8% based on individual performance, market conditions and level of responsibility. In performing its review of Mr. LoCascio’s base salary, the Compensation Committee considered market data, the salaries paid to the chief executive officers of comparable companies, the Company’s overall performance, Mr. LoCascio’s role in achieving the Company’s performance and strategic priorities, and the goal of maintaining competitive compensation rates for Mr. LoCascio. Based on all of these factors, the Committee determined that it was in the best interest of the Company and its stockholders to increase Mr. LoCascio’s base salary by $175,000 or 53.8% resulting in a base salary of $500,000. The Compensation Committee also increased the base salaries of certain of our other Named Executive Officers as follows: Mr. Kovach (increase of $10,000 or 4.0%, resulting in a base salary of $260,000); Mr. Campo (increase of $18,425 or 6.8%, resulting in a base salary of $290,000); and Ms. Greenberg (increase of $10,500 or 4%, resulting in a base salary of $276,000). Neither Mr. Bixby nor Mr. Murphy received a salary increase in 2011.

2.  Annual Incentive Compensation

Our Named Executive Officers are eligible for annual incentive compensation under a bonus plan for each year. The plan is designed to provide awards to such individuals as an incentive to contribute to both revenue growth and profitability on a team basis and as an incentive to meet individual objectives that relate to overall Company goals.

Bonuses are based on the Company’s overall financial performance and are contingent upon the attainment by the Company of certain performance targets established by the Compensation Committee, which may include from time to time:

•	earnings per share;
•	gross or net revenues;
•	revenue per employee;
•	earnings before interest, taxes plus amortization and depreciation (EBITDA);
•	EBITDA per share;
•	attainment of strategic and/or product innovation objectives; or
•	such other goals established by the Committee.

The Compensation Committee retains discretion to adjust the bonus amount paid to any employee or executive up or down, regardless of that person’s target bonus or specific corporate performance metrics. There are no maximum payouts, and generally no minimum thresholds for individuals, although certain Named Executive Officers’ bonus payouts are subject to minimum threshold amounts as further described below. Bonuses are typically paid in cash after the end of the performance period in which they are earned.

We have set forth below certain of the metrics and discretion applied in calculating the 2011 bonus payments for our Named Executive Officers.

During its annual review of compensation in 2011, the Compensation Committee set the 2011 bonus target amounts for each executive and the target EBITDA metric, with the actual bonus to be paid to each executive to be determined based on the Company’s fiscal performance against a target EBITDA metric, together with an assessment of the Company’s achievement of various other goals associated with the Company’s strategic objectives as well as individual performance against individual objectives. With respect to actual bonus payments for 2011, the total potential percentage payout against each executive’s target bonus for 2011 was determined based on the Company’s achievement against the Company’s 2011 EBITDA target of $34.2 million. The Company’s actual EBITDA performance was $34.0 million, due in part to a voluntary decision by Management and employees to fund the bonus pool at a rate of 53.8% for the fiscal year 2011. Accordingly, in consultation with the Company’s CEO, the Committee evaluated the Company’s overall performance against this goal and its various other strategic objectives, and adopted management’s recommendation to set the total bonus pool funding at 53.8%. The actual percentage payout for each executive was further determined by the Committee’s subjective assessment of each individual’s performance and achievement of such individual’s strategic objectives, and in certain cases, payments were rounded to the nearest whole number resulting in a payout of slightly above or below 53.8% for certain executives. The actual bonus payments made for 2011 Fiscal Year performance for each executive were determined as follows:

Chief Executive Officer.  During its annual review of compensation in 2011, the Compensation Committee considered market data, the incentive and total compensation paid to the chief executive officers of comparable companies, the Company’s overall performance, Mr. LoCascio’s role in achieving the Company’s performance and strategic priorities, and the goal of maintaining competitive overall compensation rates for Mr. LoCascio. Based on all of these factors, the Committee determined that it was in the best interest of the Company and its stockholders to increase Mr. LoCascio’s bonus target amount for 2011 to $375,000, prorated from an effective date of April 1, 2011 (with the prior year’s bonus target amount of $200,000 remaining in effect from January to March 2011). Based on the Committee’s overall decision with respect to the maximum payout achievable for 2011 as discussed above, together with the Committee’s subjective assessment of Mr. LoCascio’s performance against non-metric goals related to introduction of new products, operational efficiency and other strategic objectives, the Compensation Committee approved a 2011 payout of 53.8% of the bonus target amount (prorated per the April adjustment) or $178,000 for this executive.

Chief Financial Officer.  Pursuant to the employment contract entered into with Mr. Murphy on March 27, 2011, the 2011 bonus payment for Mr. Murphy was fixed at $120,000. Accordingly, following a review of Mr. Murphy’s overall performance against strategic and operational goals related to scalability of internal business infrastructure, operational efficiency and investor relations, the Compensation Committee approved a 2011 payout of $120,000 for this executive. Following the 2011 Fiscal Year, Mr. Murphy’s bonus payments will be payable based on Company and individual performance against objectives, consistent with bonus payments for the Company’s other executive officers.

Due to Mr. Bixby’s departure from the Company, Mr. Bixby was not eligible for a 2011 bonus.

Senior Vice President, Business Affairs and General Counsel.  During its annual review of compensation in 2011, the Compensation Committee set the bonus target amount for Ms. Greenberg at $100,000. Based on the Committee’s overall decision with respect to the maximum payout achievable as discussed above, together with the Committee’s subjective assessment of this executive’s performance against non-metric strategic goals related to business support, operational efficiency, introduction of new products, development of the Company’s intellectual property portfolio, and corporate governance and compliance matters, the Compensation Committee approved a 2011 payout of 54% of the bonus target amount, or $54,000, for this executive.

Senior Vice President, Corporate Controller.  During its annual review of compensation in 2011, the Compensation Committee set the bonus target amount for Mr. Kovach at $110,000. Based on the Committee’s overall decision with respect to the maximum payout achievable as discussed above, together with the Committee’s subjective assessment of this executive’s performance against non-metric strategic objectives related to scalability of internal financial and business infrastructure, operational efficiency and tax planning, the Compensation Committee approved a 2011 payout of 53.6% of the bonus target amount, or $59,000 for this executive.

Executive Vice President and General Manager, Technology Operations — Israel.  During its annual review of compensation in 2011, the Compensation Committee set the bonus target amount for Mr. Campo at $104,167. Based on the Committee’s overall decision with respect to the maximum payout achievable as discussed above, together with the Committee’s subjective assessment of this executive’s performance against non-metric strategic and operational goals related to introduction of new products, enhancement and scalability of existing technology infrastructure, and technology talent recruitment, the Compensation Committee approved a 2011 payout of 53.8% of the bonus target amount, or $56,000 for this executive.

3.  Long-term Incentives — Equity-Based Awards

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of our Named Executive Officers and our stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Compensation Committee may grant equity incentives under the Company’s 2009 Stock Incentive Plan in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards, including, without limitation, restricted stock units (RSUs) and deferred stock units. The exercise price for stock options is the grant date closing market price per share. Historically, the Compensation Committee has granted stock options that provide for time-based vesting in four equal annual installments beginning on the first anniversary of the grant date.

The Company typically grants options upon hire for new employees and, for employees, including officers other than our Chief Executive Officer, we have historically granted additional options each year they are employed by the Company. The annual option grant process for existing employees has historically occurred in the first half of the calendar year. We have not historically granted options each year to our Chief Executive Officer.

The Compensation Committee has not granted stock based awards other than stock options in the past. The Compensation Committee will evaluate the mix of stock options, restricted stock and other stock based awards in the future to provide emphasis on preserving stockholder value generated in recent years while providing incentives for continued growth in stockholder value.

Each year, the Compensation Committee approves a total pool of equity awards available to grant in the year, after considering the following factors, in its discretion: potential dilution impact of the equity grants; stock-compensation expense related to the equity grants; and the equity grant history and total outstanding equity amounts of similarly situated companies, to the extent available. Management considers similarly situated companies to be those with similar market capitalization, revenue levels, and similar industry presence and product offerings such as the “software as a service” peer companies discussed above.

Following the determination by the Compensation Committee of the size of the total pool of equity available for grant in a given year, the Chief Executive Officer and the Senior Vice President of Human Resources make recommendations to the Compensation Committee concerning the allocation of the available pool of equity among specific employees and executive officers, after considering the following factors, in their discretion: existing equity holdings, including vesting status, strike price and quantity; responsibility level of employee; compensation (salary and incentive) structure of the employee; and the desire to allocate equity to those individuals who, by their retention, are expected to drive long term value for the Company.

The Compensation Committee reviews and approves the allocation of individual grants from the approved pool with heavy reliance on the recommendations of management based on these factors, and then may grant approval or make adjustments in its discretion based on the factors enumerated above, along with more generalized or subjective factors such as employment market conditions and employee retention goals, market norms, and general climate for stockholder relations and expectations, dilution and other factors that the Committee may deem appropriate.

In 2011, the stock option grants to our executive officers ranged from zero to 400,000 shares based on individual and Company performance, then-current stock option holdings, market conditions and level of responsibility. In performing its review of our Chief Executive Officer’s equity compensation, the Compensation Committee considered market data, data regarding equity compensation practices for chief executive officers of comparable companies, the Company’s history of making limited or no annual equity grants to Mr. LoCascio, and the total amount, vesting status and the strike prices of historic equity grants received by this executive. The Committee also considered the significant role Mr. LoCascio plays in driving the Company’s performance and setting its strategic priorities, as well as Mr. LoCascio’s overall level of performance. Based on all of these factors, the Committee determined that it was in the best interest of the Company and its stockholders to award Mr. LoCascio with a stock option grant of 400,000 shares. The Compensation Committee also granted the following stock options to our Named Executive Officers in 2011: Mr. Murphy (100,000 shares), Ms. Greenberg (23,000 shares), and Mr. Kovach (21,700 shares). Neither Mr. Bixby nor Mr. Campo received a stock option grant in 2011.

4.  Other Benefits and Perquisites

We do not offer special perquisites to our named executive officers. The Company’s executive compensation program includes standard benefits that are also offered to all employees. These benefits include 401(k) plan accounts, Company-paid medical benefits and life insurance coverage. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance. The Company currently partially matches employee contributions to 401(k) plan accounts up to a maximum matching contribution of $6,000.

Pay Elements — Evaluation of Individual Performance

In addition to the description of the Compensation Committee’s evaluation provided above, the Compensation Committee also structures and implements specific forms of compensation for the Named Executive Officers to reflect each Named Executive Officer’s individual performance and contribution to the Company. Below are certain of the objectives that each Named Executive Officer’s performance is measured against:

Chief Executive Officer.  For 2011, the salary of Mr. LoCascio was reviewed by the Compensation Committee. Adjustments were made based on peer group data, historical salary level, the Company’s performance in the previous year as compared to the financial plan and strategic achievements. Mr. LoCascio’s annual incentive compensation is determined based on peer group data as well as the Company’s performance against objectives, in particular related to performance against EBITDA target and Company strategic achievements accomplished. Each of these components contributes to the calculation of the bonus amount, which can then be adjusted up or down by the Compensation Committee in its discretion. Mr. LoCascio’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants), existing common stock holdings, strategic achievements and the Company’s performance in the previous year as compared to the financial plan. The actual amount of incentive equity granted is determined by the Compensation Committee in its discretion.

Chief Financial Officer.  For 2011, the salary for this officer was determined by the Compensation Committee in response to the recommendation of the Chief Executive Officer and Senior Vice President of Human Resources and based on peer group data. Mr. Murphy’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Mr. Murphy’s achievement of individual objectives tied to the Company’s goals. Mr. Murphy’s incentive equity is determined based on peer group data. The actual amount of incentive equity granted is recommended by the Chief Executive Officer and the Senior Vice President of Human Resources in their discretion, and approved by the Compensation Committee in its discretion.

Due to Mr. Bixby’s departure from the Company, Mr. Bixby’s performance for 2011 was not measured against specific objectives.

Senior Vice President, Business Affairs and General Counsel.  For 2011, the salary for this officer was reviewed and ratified by the Compensation Committee in response to the recommendation of the Chief Executive Officer and Senior Vice President of Human Resources, and based on peer group data as well as the officer’s historical salary levels and individual performance. Ms. Greenberg’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Ms. Greenberg’s achievement of individual objectives tied to the Company’s goals. Ms. Greenberg’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants) and individual and Company performance in the previous year as compared to the financial and operating plan, particularly in those areas under the general discretion of the officer. The actual amount of incentive equity granted is recommended by the Chief Executive Officer and the Senior Vice President of Human Resources in their discretion, and approved by the Compensation Committee in its discretion.

Senior Vice President, Corporate Controller.  For 2011, the salary of Mr. Kovach was reviewed and ratified by the Compensation Committee in response to the recommendation of our Chief Executive Officer, Senior Vice President of Human Resources and Chief Financial Officer based on peer group data as well as the officer’s historical salary levels and individual performance. Mr. Kovach’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Mr. Kovach’s achievement of individual objectives tied to the Company’s goals. Mr. Kovach’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants) and individual and Company performance in the previous year as compared to the financial and operating plan, particularly in those areas under the general discretion of the officer. The actual amount of incentive equity granted is recommended by the Chief Executive Officer and the Senior Vice President of Human Resources in their discretion, and approved by the Compensation Committee in its discretion.

Executive Vice President and General Manager, Technology Operations.  For 2011, the salary of Mr. Campo was reviewed and ratified by the Compensation Committee in response to the recommendation of our Chief Executive Officer and our Senior Vice President of Human Resources, and based on peer group data as well as the officer’s historical salary levels and individual performance. Mr. Campo’s annual incentive compensation is calculated based on the Company’s achievement of fiscal objectives as well as Mr. Campo’s achievement of individual objectives tied to the Company’s goals. Mr. Campo’s incentive equity is determined based on peer group data, historical equity grants (including the amount, exercise prices and vesting status of previous grants) and individual and Company performance in the previous year as compared to the financial and operating plan, particularly in those areas under the general discretion of the officer. The actual amount of incentive equity granted is recommended by the Chief Executive Officer and the Senior Vice President of Human Resources in their discretion, and approved by the Compensation Committee in its discretion.

Stock Ownership Guidelines

Currently, we do not have specific share retention or ownership guidelines for our executives. However, we encourage our executives to hold an equity interest in our Company. Each of our executive officers retains substantial equity value in our Company in the form of common stock, and/or vested and unvested stock options.

Post-Termination Compensation and Benefits

Certain employment agreements with our executive officers provide for severance payments and benefits upon an involuntary termination of employment, or resignation for “good reason” (as defined in the agreement). In addition, certain executives are entitled to partial vesting acceleration in the event they are involuntary terminated or resign for good reason in connection with a change in control. The Compensation Committee believes the terms of these agreements are fair and reasonable and are in the best interests of the Company and our stockholders. Additional details regarding the employment agreements with our executives, including a description of the severance payments and benefits payable to our executive as well as estimates of amounts payable upon termination of employment, are disclosed in the section titled “Employment Agreements for our Named Executive Officers” and “Potential Payments Upon Termination or Change-in-Control” contained in this proxy statement.

Prohibition Against Certain Equity Transactions

Our Insider Trading Policy prohibits our officers from engaging in “short” sales or other transactions involving LivePerson-based derivative securities which could reasonably cause our officers to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. We prohibit our officers from entering into “short” sales because such transactions signal to the market that the officer has no confidence in us or our short-term prospects and may reduce the officer’s incentive to improve our performance. In addition, Section 16(c) of the Exchange Act expressly prohibits executive officers and directors from engaging in short sales. Our officers are also prohibited from trading in LivePerson-based put and call option contracts, transacting in straddles and similar transactions. These transactions would allow someone to continue to own the covered securities, but without the full risks and rewards of ownership. If an officer were to enter into such a transaction, the officer would no longer have the same objectives as our other stockholders.

Compensation Recovery Policy

We have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our Named Executive Officers where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement.

Compensation Committee Discretion

The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior asset management, investment or strategic accomplishments and/or consummation of acquisitions, divestitures, capital improvements to existing properties, or other management objectives.

Tax and Accounting Considerations

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and to its executives. However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee will not limit compensation to those levels or types of compensation that are intended to be deductible. For example, our Compensation Committee considers the provisions of Section 162(m) of the Code and related Treasury Department regulations that restrict deductibility for federal income tax purposes of executive compensation paid to our chief executive officer and each of our three other most-highly-compensated executive officers holding office at the end of any year, other than our Chief Financial Officer, to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. The members of our Compensation Committee qualify as outside directors for purposes of exempting executive compensation from the limits on deductibility under Section 162(m). However, the Compensation Committee believes that our interests are best served in certain circumstances by providing compensation that does not qualify as performance-based compensation under Section 162(m) and, accordingly, has granted such compensation which may be subject to the $1,000,000 annual limit on deductibility, including base salary, annual cash bonuses and stock options.

In addition to Section 162(m), Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. We have not agreed to pay any named executive officer a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A.

The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

Conclusion

The ultimate level and mix of compensation is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Peter Block (Chair)
Kevin C. Lavan
David Vaskevitch
William G. Wesemann

The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Summary Compensation Table

The following table sets forth the compensation earned for all services rendered to us in all capacities in each of the last three fiscal years, by the following executive officers of the Company, whom we refer to as our Named Executive Officers.

Following the table is a discussion of material factors related to the information disclosed in the table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Robert P. LoCascio Chief Executive Officer	2011	457,025	__	2,911,040	178,000	__	5,831	(3)	3,551,896
	2010	325,000	__	__	161,000	__	5,419		491,419
	2009	325,000	__	26,138	325,000	__	4,902		681,040
Daniel R. Murphy Chief Financial Officer(4)	2011	200,517	__	711,990	120,000	__	19,752	(3)	1,052,259
Timothy E. Bixby Former President and Chief Financial Officer(5)	2011	121,875	__	__	__	__	461,593	(6)	598,468
	2010	325,000	__	__	161,000	__	28,012		514,012
	2009	325,000	__	26,138	325,000	__	25,636		701,774
Michael I. Kovach Senior Vice President, Corporate Controller	2011	258,275	__	125,235	59,000	__	27,196	(3)	469,706
	2010	235,125	__	286,303	88,550	__	24,933		634,911
Eli Campo(7) Executive Vice President, GM, Technology Operations	2011	308,079	__	__	56,000	__	51,385	(8)	415,464
	2010	265,256	__	95,434	101,000	__	48,354		510,044
	2009	244,156	__	104,550	88,435	__	40,850		477,991
Monica Greenberg Senior Vice President, Business Affairs and General Counsel	2011	274,150	__	132,738	54,000	__	13,939	(3)	474,827
	2010	262,875	__	79,529	80,500	__	13,195		436,099
	2009	255,000	__	17,774	118,800	__	6,329		397,903

(1)	Amounts represent the aggregate grant date fair value computed in accordance Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the Named Executive Officers and there is no assurance that these grant date fair values will ever be realized by the Named Executive Officers. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1(l) of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2011 Fiscal Year, as filed with the SEC.
(2)	The performance-based, annual cash incentive bonuses earned in 2011 and paid in 2012 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2011, those earned in 2010 and paid in 2011 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2010 and those earned in 2009 and paid in 2010 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” for 2009.
(3)	Amount includes: (i) $114 for premiums for term life insurance paid by us on behalf of Messrs. LoCascio and Kovach and Ms. Greenberg and $76 on behalf of Mr. Murphy, (ii) $6,000 for matching contributions to 401(k) plans paid by us on behalf of Mr. Kovach and Ms. Greenberg and $5,000 on behalf of Mr. Murphy and (iii) $5,717, $14,676, $21,082 and $7,825 for Messrs. LoCascio, Murphy, Kovach and Ms. Greenberg, respectively, for health, dental and disability insurance.
(4)	Mr. Murphy became an executive officer of the Company in May 2011.
(5)	Mr. Bixby resigned from the Company effective May 13, 2011.

(6)	Amount includes: (i) cash severance payments of $340,000, (ii) $12,655 for premium payments for health insurance coverage pursuant to COBRA, (iii) $6,000 for matching contributions to 401(k) plans paid by us and (iv) $102,938 of non-cash compensation to the acceleration of Mr. Bixby’s option granted on March 5, 2009. Please refer to the section below “Bixby Separation Agreement” for additional discussion of these payments.
(7)	Payments to Mr. Campo were made in Israeli New Shekels, or NIS. For the 2011 Fiscal Year, an average exchange rate of approximately U.S. $1.00/NIS 3.579 was used to calculate amounts for Mr. Campo with respect to amounts under “Salary,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation.”
(8)	Amount includes: (i) $11,707 for employer contributions to Mr. Campo’s executive insurance fund, (ii) $3,951 for employer contributions to Mr. Campo’s education fund, (iii) $1,639 for employer contribution to Mr. Campo’s disability insurance, (iv) $714 in statutory recreation payments, (v) $13,862 for employer contribution to the Israeli National Insurance Fund and (vi) $19,512 for statutory contributions to Mr. Campo’s severance fund.

Employment Agreements for our Named Executive Officers

Robert P. LoCascio, our Chief Executive Officer, is employed pursuant to an employment agreement entered into as of January 1, 1999. After its initial term, which expired on December 31, 2001, our agreement with Mr. LoCascio extended automatically for one-year terms beginning on each of January 1 in 2002 and 2003. Beginning in 2004, Mr. LoCascio’s employment with us has been at will, but is otherwise subject to the terms of the employment agreement, unless we agree with Mr. LoCascio in writing to alter the terms. Pursuant to the agreement, Mr. LoCascio was entitled to initially receive an annual base salary of not less than $125,000 and an annual discretionary bonus. Upon annual review in April 2012, the Compensation Committee adjusted Mr. LoCascio’s target incentive compensation for 2012 to $412,000. The employment agreement we entered into with Mr. LoCascio provides for certain payments upon Mr. LoCascio’s termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.

Daniel R. Murphy, our Chief Financial Officer, is party to an employment agreement with us, dated as of March 27, 2011, that covers the terms and conditions of Mr. Murphy’s employment. Pursuant to the employment agreement, Mr. Murphy is entitled to receive an annual base salary of $300,000 and an annual target bonus of $150,000. Upon annual review in April 2012, Mr. Murphy’s annual salary was adjusted to $350,000 and target incentive compensation for 2012 was set at $175,000. The employment agreement we entered into with Mr. Murphy provides for certain payments upon Mr. Murphy’s termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.

Timothy E. Bixby, our former President and Chief Financial Officer, was employed pursuant to an employment agreement entered into as of June 23, 1999. Pursuant to the employment agreement with Mr. Bixby, for a period of one year from the date of termination of his employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours. For a summary of the payments and benefits provided to Mr. Bixby in connection with transition services and resignation of employment, which was effective May 13, 2011, please refer to the next section “Potential Payments Upon Termination or Change-in-Control” under the heading “Bixby Separation Agreement.”

Eli Campo, our Executive Vice President and General Manager, Technology Operations - Israel, is party to an employment agreement with us, dated as of December 22, 2006, that covers the terms and conditions of Mr. Campo’s employment. Pursuant to the agreement, Mr. Campo was entitled to receive an annual base salary of 864,000 NIS and an annual target bonus of not less than 25% of his then current annual base salary. Upon an annual review in April 2012, Mr. Campo’s annual target incentive compensation for 2012 was set at $112,000. The employment agreement we entered into with Mr. Campo provides for us to establish and pay a certain percentage of Mr. Campo’s salary to an executive insurance fund which would cover payments made towards severance and disability and a certain percentage to an education fund which will be transferred to Mr. Campo upon his termination of employment. In addition, Mr. Campo’s employment agreement requires

Mr. Campo to provide at least 6 months prior notice for a voluntary termination and if requested by us, Mr. Campo will provide transition services. If Mr. Campo’s full-time employment with us continues during the 6 month period following his notice of voluntary termination, he would be entitled to receive the pro rata portion of the bonus he would have been entitled to receive for the fiscal year in which the termination occurred and his outstanding options that would be scheduled to vest in the 6 month period following his termination would accelerate and become exercisable upon such termination and would remain exercisable for up to 12 months following his termination. The employment agreement we entered into with Mr. Campo also provides for certain payments upon Mr. Campo’s involuntary termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.

Michael Kovach, our Senior Vice President, Corporate Controller, is party to an employment agreement with us, dated as of November 6, 2009, that covers the terms and conditions of Mr. Kovach’s employment. Pursuant to the employment agreement, Mr. Kovach was initially entitled to receive an annual base salary of $220,500 and an annual discretionary bonus. Upon annual review in April 2012, Mr. Kovach’s annual salary was adjusted to $268,000 and his target incentive compensation for 2012 was set at $120,000. The employment agreement we entered into with Mr. Kovach provides for certain payments upon Mr. Kovach’s termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.

Monica Greenberg, our Senior Vice President, Business Affairs and General Counsel, is party to an employment agreement with us, dated as of October 25, 2006, that covers the terms and conditions of Ms. Greenberg’s employment. Pursuant to the employment agreement, Ms. Greenberg was initially entitled to receive an annual base salary of $215,000 and an annual discretionary bonus. Effective April 2012, Ms. Greenberg’s annual salary was adjusted to $286,000 and her target incentive compensation for 2012 was set at $110,000. The employment agreement we entered into with Ms. Greenberg provides for certain payments upon Ms. Greenberg’s termination. Please refer to the next section “Potential Payments Upon Termination or Change-in-Control” for additional description of those termination payments.

Potential Payments Upon Termination or Change-in-Control

The following table and footnotes describe and quantify the additional compensation that would have become payable to certain of our executives in connection with an involuntary termination of their employment or a change in control of LivePerson on December 31, 2011 pursuant to the employment agreements entered into with our Named Executive Officers. Where applicable, the amounts payable assume a $12.55 fair value of our common stock (the closing price of our common stock on December 30, 2011). In addition to the table, please refer to the discussion below under the heading “Bixby Separation Agreement” for the terms of the separation agreement that we entered into with Mr. Bixby on November 2, 2010, as amended on April 2, 2011.

Named Executive Officer	Reason for Payment	Cash Payment ($)		Accelerated Vesting of Equity Awards ($)		Benefits ($)		Other ($)
Robert P. LoCascio	Termination without cause or for good reason (regardless of whether a change of control occurred)	875,000	(1)	—		—		—
Daniel R. Murphy	Termination without cause or for good reason, not following a change of control	150,000	(2)	—		—		—
	Termination without cause or for good reason, following a change in control	150,000	(3)	—	(4)	—		—
Michael I. Kovach	Termination without cause, not following a change of control	305,000	(5)	—		14,155	(6)	—
	Termination without cause or for good reason, following a change in control	305,000	(7)	226,601	(8)	14,155	(6)	—
Monica L. Greenberg	Termination without cause or constructively terminated, not following a change of control	138,000	(9)	489,956	(10)	3,065	(11)	—
	Termination without cause or constructively terminated, following a change in control	207,000	(12)	489,956	(10)	3,065	(11)	—
Eli Campo	Termination without cause or constructively terminated (regardless of whether a change of control occurred)	245,000	(13)	336,334	(14)	—		237,382	(15)

(1)	Represents Mr. LoCascio’s annual base salary as of December 31, 2011 and his 2011 Fiscal Year target bonus. If Mr. LoCascio is terminated by us without “cause” or Mr. LoCascio terminates his employment for “good reason,” we must pay him an amount equal to 12 months of his then current base salary and the pro rata portion of the bonus he would have been entitled to receive for the fiscal year in which the termination occurred. These amounts are payable in three equal monthly installments beginning 30 days after his termination. “Cause” means (i) an act or acts of dishonesty, moral turpitude or intentional felonious behavior which are materially detrimental to the Company, (ii) failure by Mr. LoCascio to obey the reasonable and lawful orders of our Board of Directors, (iii) gross negligence by Mr. LoCascio in the performance of, or willful disregard by Mr. LoCascio of his obligations under the agreement, or (iv) a conviction of Mr. LoCascio (including entry of a guilty or nolo contendre plea) of a crime involving fraud, dishonesty or moral turpitude or a felony. The term “good reason” under Mr. LoCascio’s employment agreement means (i) if Mr. LoCascio has suffered a material change or diminution in duties and responsibilities, (ii) if our Board of Directors reduces the base salary or bonus to which Mr. LoCascio is entitled under the agreement, (iii) if we consummate a sale of all or substantially all of our assets to a third party and the third party does not assume the obligations of the Company under the agreement or (iv) if Mr. LoCascio is relocated to a location outside the New York Metropolitan area. Pursuant to the agreement, for a period of one year from the date of termination of Mr. LoCascio’s employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.
(2)	Represents Mr. Murphy’s base salary as of December 31, 2011 for 6 months. If Mr. Murphy is terminated by us without “cause” or Mr. Murphy terminates his employment for “good reason,” then subject to executing a release of claims, he is entitled to receive his then-current base salary for a period of 6 months following such termination. The term “cause” in Mr. Murphy’s employment agreement means a determination by the Company (which determination shall not be arbitrary or capricious) that: (i) he materially failed to perform his specified or fundamental duties to us or any of our subsidiaries, (ii) he was convicted of, or pled nolo contendere to, a felony (regardless of the nature of the felony), or any other crime involving dishonesty, fraud, or moral turpitude, (iii) he engaged in or acted with gross negligence or willful misconduct (including but not limited to acts of fraud, criminal activity or professional misconduct) in connection with the performance of his duties and responsibility to us or any our subsidiaries, (iv) he failed to substantially comply with the rules and policies of the Company or any of our subsidiaries governing employee conduct or with the lawful directives of the Board of Directors, or (v) he breached any non-disclosure, non-solicitation or other restrictive covenant obligation to us or any of our subsidiaries. If in our reasonable discretion, we determine that an event or incident described in to clause (i) or (iv) above is curable, then in order to terminate Mr. Murphy’s employment for cause pursuant to clause (i) or (iv) above, we will (a) provide Mr. Murphy with written notice of the event or incident that we consider to be “cause” within 30 calendar days following its occurrence, (b) provide Mr. Murphy with a period of at least 15 calendar days to cure the event or incident, and (c) if the cause persists following the cure period, terminate Mr. Murphy’s employment by written termination letter any time within 60 calendar days following the date that notice to cure was delivered to Mr. Murphy. The term “good reason” under Mr. Murphy’s employment agreement means one of more of the following conditions arising without his consent and subject to certain notice and cure periods: (a) a material reduction in his base salary, other than as part of an across-the-board reduction applicable to other similarly situated employees; (b) a material diminution in role, responsibilities and title; or (iii) a relocation of our principal office to a location more than 50 miles from our location on such date (or from such other location to which he has consented after the date of the agreement).
(3)	Represents Mr. Murphy’s base salary as of December 31, 2011 for 6 months. If there is a change of control of the Company and Mr. Murphy is terminated by us without “cause” or Mr. Murphy terminates his employment for “good reason,” in each case within 12 months following the change of control, then subject to executing a release of claims, he is entitled to receive the following severance: (i) his then-current base salary for a period of 6 months following such termination and (ii) his outstanding options and/or other equity awards that are scheduled to vest in the 24-month period following his termination will accelerate and become exercisable upon such termination and will remain exercisable for up to 90 days following his termination.
(4)	The exercise price of Mr. Murphy’s options was greater than the closing price of our common stock on December 31, 2011 and therefore, the value of these options is zero.
(5)	Represents Mr. Kovach’s base salary as of December 31, 2011 for 9 months and his 2011 Fiscal Year target bonus. If Mr. Kovach is terminated by us without “cause,” then subject to executing a release of claims, he is entitled to receive: (i) his then-current base salary for a period of 9 months following such termination, (ii) a lump sum payment equal to the pro rata portion of his target annual discretionary bonus for the fiscal year in which the termination occurs based on the number of days worked during such fiscal year, and (iii) up to 9 months of premium payments for health insurance coverage under COBRA. The term “cause” in Mr. Kovach’s employment agreement has substantially the same definition as provided above for Mr. Murphy.
(6)	Represents up to 9 months of premium payments for health insurance coverage under COBRA.
(7)	Represents Mr. Kovach’s base salary as of December 31, 2011 for 9 months and his 2011 Fiscal Year target bonus. If there is a change of control of the Company and Mr. Kovach is terminated by us without “cause” or Mr. Kovach terminates his employment for “good reason,” in each case within 12 months following the change of control, then subject to executing a release of claims, he will be entitled to receive the following severance: (i) his then current base salary for a period of 9 months following such termination, (ii) a lump sum payment equal to the pro rata portion of his target annual discretionary bonus for the fiscal year in which the termination occurs based on the number of days worked during such fiscal year, (iii) his options and/or other equity awards that are scheduled to vest in the 12-month period following his termination will accelerate and become exercisable upon such termination and will remain exercisable for up to 12 months following his termination, and (iv) up to 9 months of premium payments for health insurance coverage under COBRA. The term “cause” under Mr. Kovach’s employment agreement has substantially the same definition as provided above for Mr. Murphy. The term “good reason” under his employment agreement means one of more of the following conditions arising without his consent and subject to certain notice and cure periods: (a) a material reduction in his base salary, other than as part of an across-the-board reduction applicable to other similarly situated employees; (b) a material diminution in his duties and responsibilities; or (iii) a relocation of our principal office to a location more than 50 miles from our location on the date thereof (or from such other location to which he has consented after the date of the agreement).
(8)	Represents the closing price of our common stock on December 31, 2011 less the exercise price for the options held by Mr. Kovach, multiplied by the number of shares underlying the options that would otherwise vest over the following 12 months.
(9)	Represents Ms. Greenberg’s base salary as of December 31, 2011 for 6 months. If Ms. Greenberg is terminated by us without “cause,” or Ms. Greenberg is “constructively terminated,” then subject to executing a release of claims, she is entitled to receive the following severance: (i) a lump sum severance payment equal to 6 months of her then current base salary, (ii) all of her outstanding options will accelerate and become exercisable upon such termination and will remain exercisable for up to 12 months following her termination, and (iii) up to 6 months of premium payments for health insurance coverage under COBRA. The term “cause” in Ms. Greenberg’s employment agreement has substantially the same definition as provided above for Mr. Murphy. The term “constructively terminated” under her employment agreement means one of more of the following conditions arising without her consent and subject to certain notice and cure periods: (a) a relocation of our primary offices outside a radius that is 40 miles from our current offices; or (b) a material diminution of her job responsibilities or level of authority or base salary.
(10)	Represents the closing price of our common stock on December 31, 2011 less the exercise price for the options held by Ms. Greenberg, multiplied by the total number of unvested shares underlying the options.
(11)	Represents up to 6 months of premium payments for health insurance coverage under COBRA.
(12)	Represents Ms. Greenberg’s base salary as of December 31, 2011 for 9 months. If there is a change of control of the Company and Ms. Greenberg is terminated by us without “cause” or Mr. Greenberg is “constructively terminated,” in each case within 12 months following the change of control, then subject to executing a release of claims, she will be entitled to receive the same severance benefits as described above except the lump sum severance payment will be equal to 9 months (instead of 6 months) of her then current base salary.
(13)	Represents Mr. Campo’s base salary as of December 31, 2011 for 6 months and his 2011 Fiscal Year target bonus. If Mr. Campo is terminated by us without “cause” or Mr. Campo is “constructively terminated,” then subject to executing a release of claims, he will be entitled to receive the following severance: (i) a lump sum severance payment equal to 6 months of his then current base salary, (ii) his options that are scheduled to vest in the 12-month period following his termination will accelerate and become exercisable upon such termination and will remain exercisable for up to 12 months following his termination, and (iii) a lump sum payment equal to the pro rata portion of his then current target annual bonus for the fiscal year in which the termination occurs based on the number of days worked during such fiscal year. The term “cause” in Mr. Campo’s employment agreement has substantially the same definition as provided above for Mr. Murphy. The term “constructively terminated” under his employment agreement is defined as a resignation by Mr. Campo as a result of a material diminution of his job responsibilities, level of authority, title and/or base salary without his consent and subject to certain notice and cure periods; provided, however, that a change in his title by us resulting from a change or restructuring of titles applied to company personnel in his peer level shall not be deemed a material diminution in title or a constructive termination for purposes of his employment agreement.

(14)	Represents the closing price of our common stock on December 31, 2011 less the exercise price for the options held by Mr. Campo, multiplied by the number of shares underlying the options that would otherwise vest over the following 12 months.
(15)	Represents $190,854 payable to Mr. Campo under the executive insurance fund pursuant to the Israeli Severance Pay Law and $46,528 payable to Mr. Campo under the educational fund in favor of Mr. Campo. Upon Mr. Campo’s termination of employment, the severance pay funds contributed to Mr. Campo’s account pursuant to Israeli law will be released to him, unless Mr. Campo voluntarily terminates his employment without providing at least 30 days advance notice.

Bixby Separation Agreement

We entered into a separation agreement with Mr. Bixby in November 2010, as amended on April 2, 2011, pursuant to which Mr. Bixby ceased providing services to the Company effective May 13, 2011. This agreement was filed as an exhibit to our Annual Report on Form 10-K with the SEC on March 15, 2011. In exchange for Mr. Bixby’s performance under the separation agreement and his signing of a general release of claims in favor of the Company, Mr. Bixby received (i) a payment of $325,000 which is equal to 12 months of Mr. Bixby’s then current base salary and which was paid immediately following the 6-month anniversary of Mr. Bixby’s separation date, (ii) a 2010 bonus payment equal to Mr. Bixby’s 2010 bonus target amount of $200,000 multiplied by the percentage multiplier applicable to the Company’s overall bonus pool based on Company fiscal performance pursuant to the Company’s 2010 bonus plan, which was paid in February 2011, (iii) up to 12 months of premium payments for health insurance coverage under COBRA, (iv) an extension of the exercisability of all vested stock options held by Mr. Bixby as of his separation date until the third anniversary thereof, (v) a 2011 bonus payment in the amount of $15,000 based on the number of days of service performed in 2011 Fiscal Year through Mr. Bixby’s separation date, which was paid on the thirtieth day following his separation date, and (vi) 25% of the shares subject to Mr. Bixby’s stock option granted on March 5, 2009 vested and became exercisable immediately prior to his separation date. Except as provided above, Mr. Bixby was not entitled to receive any other payments from the Company related to the termination of his employment in May 2011 other than those benefits and compensation that are actually earned and payable to him through his separation date.

Grants of Plan-Based Awards in 2011 Fiscal Year

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in 2011, including performance-based awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($) (1)	Maximum ($)
Robert P. LoCascio	4/22/11	—	375,000	—	—	400,000	13.28	2,911,040
Daniel R. Murphy	5/2/11	—	150,000	—	—	100,000	13.03	711,990
Timothy E. Bixby(3)	—	—	200,000	—	—	—	—	—
Michael I. Kovach	9/1/11	—	110,000	—	—	21,700	11.33	125,235
Eli Campo	—	—	100,000	—	—	—	—	—
Monica L. Greenberg	9/1/11	—	100,000	—	—	23,000	11.33	132,738

(1)	Amounts shown represent the target awards that could have been earned by the Named Executive Officer under the Company’s annual cash incentive bonus plan for these executives. There were no threshold bonus opportunities. The target amount could be exceeded based on performance metrics. Awards are based on achievement of individual performance objectives, Company performance as measured by EBITDA and the achievement of strategic objectives. Additional information about these bonus opportunities appear in the section of this Proxy Statement titled the “Compensation Discussion and Analysis”. The actual incentives earned in 2011 and paid in 2012 are reflected in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

(2)	The exercise price is the grant date closing market price per share.
(3)	Please refer to “Potential Payments Upon Termination or Change-in-Control: Bixby Separation Agreement” for a discussion of the treatment of the non-equity incentive plan awards held by Mr. Bixby in connection with his resignation of employment, which was effective May 13, 2011.

Outstanding Equity Awards at End of 2011 Fiscal Year

The following table set forth information concerning unexercised stock options outstanding for each of the Named Executive Officers as of the end of the 2011 Fiscal Year. We have not granted any restricted stock or made any other stock awards.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexcercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert P. LoCascio	250,000	—	2.92	1/27/2015
	55,000	—	5.90	1/30/2017
	12,500	12,500	1.79	3/5/2019
	—	400,000	13.28	4/22/2021
Daniel R. Murphy	—	100,000	13.03	5/2/2021
Timothy E. Bixby(2)	24,500	—	0.72	12/12/2012
	145,000	—	2.92	1/27/2015
	55,000	—	5.90	1/30/2017
	41,500	—	3.23	4/1/2018
	12,500	—	1.79	3/5/2019
Monica L. Greenberg	50,000	—	5.58	11/13/2016
	25,000	—	5.90	1/30/2017
	62,500	31,250	3.45	2/22/2018
	8,500	8,500	1.79	3/5/2019
	5,188	15,562	7.02	6/17/2020
	—	23,000	11.33	9/1/2021
Michael I. Kovach	40,000	—	5.90	1/30/2017
	20,250	6,750	3.23	4/1/2018
	10,000	10,000	1.79	3/5/2019
	18,675	56,025	7.02	6/17/2020
	—	21,700	11.33	9/1/2021
Eli Campo	75,000	—	6.04	2/21/2017
	—	6,750	3.23	4/1/2018
	50,000	50,000	1.79	3/5/2019
	6,225	18,675	7.02	6/17/2020

(1)	Each stock option grant listed above vests as to 25% of the original number of shares covered by each stock option grant on the first anniversary of the grant date of each stock option (the “Grant Date”) and as to an additional 25% of the original number of shares at the end of each successive anniversary of the Grant Date until the fourth anniversary of the Grant Date, subject to any acceleration provisions set forth in each executive’s employment agreement as described above in “Employment Agreement for our Named Executive Officers.”
(2)	Please refer to “Potential Payments Upon Termination or Change-in-Control: Bixby Separation Agreement” for a discussion of the treatment of his outstanding equity awards in connection with his resignation of employment, which was effective May 13, 2011.

Option Exercises and Stock Vested in 2011 Fiscal Year

The following table sets forth information concerning the number of shares acquired and the value realized by the named executive officers as a result of stock option exercises in 2011.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Robert P. LoCascio	—	—
Daniel R. Murphy	—	—
	—	—
Timothy E. Bixby(2)	170,000	2,064,638
	—	—
Michael I. Kovach	—	—
Eli Campo	231,750	1,398,440
Monica L. Greenberg	—	—

(1)	Value realized on exercise is based on the market price of our common stock at the time of exercise less the exercise price, multiplied by the number of shares underlying the exercised options.
(2)	Please refer to “Potential Payments Upon Termination or Change-in-Control: Bixby Separation Agreement” for a discussion of the treatment of the vesting of the options held by Mr. Bixby in connection with his resignation of employment, which was effective May 13, 2011.

Nonqualified Deferred Compensation

The following table provides information on the executive non-qualified deferred compensation activity for each of our named executive officers for the year ended December 31, 2011.

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings (Losses) in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Robert P. LoCascio	—		—		—		—	—
Daniel R. Murphy	—		—		—		—	—
Timothy E. Bixby	—		—		—		—	—
Michael I. Kovach	—		—		—		—	—
Eli Campo *	1,317	(1)	15,658	(2)	12,632	(3)	—	237,383	(4)
Monica L. Greenberg	—		—		—		—	—

*	The dollar amounts in the table shown for Mr. Campo were converted from Israeli New Shekels, or NIS. For the 2011 Fiscal Year, an average exchange rate of approximately U.S. $1.00/NIS 3.579 was used to calculate dollar amounts shown in this table.
(1)	Represents contributions by Mr. Campo to his education fund.
(2)	Represents a $11,707 employer contribution to Mr. Campo’s executive insurance fund and a $3,951 employer contribution to Mr. Campo’s education fund. These amounts are including in the “All Other Compensation” column of the Summary Compensation Table.
(3)	Represents the dollar value attributable to LivePerson, Inc. by which the aggregate balance of Mr. Campo’s executive insurance fund and education fund as of December 31, 2011 is less than the sum of (i) the balance of the executive insurance fund and education fund as of December 31, 2010, and (ii) the employer and employee contributions to the executive insurance fund and education fund during fiscal 2011.
(4)	Represents the aggregate balance of Mr. Campo’s executive insurance fund and education fund attributable to LivePerson, Inc. as of December 31, 2011.

Compensation of Directors in 2011 Fiscal Year

The following table sets forth information concerning the compensation of our non-employee directors in the 2011 Fiscal Year.

Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Changed in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Steven Berns(3)	11,292	—	—	—	—	—	11,292
Peter Block	31,542	—	96,717	—	—	—	128,259
Emmanuel Gill(4)	—	—	—	—	—	—	—
Kevin C. Lavan	42,000	—	96,717	—	—	—	138,717
William G. Wesemann	36,000	—	96,717	—	—	—	132,717
David Vaskevitch	19,167		345,032	—	—	—	364,199

(1)	This column represents the aggregate grant date fair value of stock options granted to each non-employee director in the 2011 Fiscal Year computed in accordance with FASB ASC Topic 718, and in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the non-employee directors and there is no assurance that these grant date fair values will ever be realized by the non-employee directors. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1(l) of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2011 Fiscal Year, as filed with the SEC.
(2)	At December 31, 2011, the number of shares underlying unexercised stock options were: Mr. Block, 50,000; Mr. Lavan, 60,000; Mr. Wesemann, 135,000; and Mr. Vaskevitch 50,000.
(3)	Mr. Berns resigned from our Board of Directors effective as of April 12, 2011.
(4)	Mr. Gill resigned from our Board of Directors effective as of February 11, 2011.

Directors who are also our employees receive no additional compensation for their services as directors. As of January 1, 2011, directors who are not our employees receive an annual cash stipend of $20,000 and a cash payment of $1,000 for attendance in person or by telephone at each meeting of the Board of Directors or committees of the Board of Directors, and they are reimbursed for reasonable travel expenses and other reasonable out-of-pocket costs incurred in connection with attendance at meetings. In addition, the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Nominating Committee receive an annual cash stipend of $10,000, $5,000 and $5,000, respectively.

Non-employee directors are granted options to purchase 35,000 shares of our common stock upon their election to the Board of Directors. In addition, non-employee directors are granted options to purchase 15,000 shares of our common stock on the date of each annual meeting of stockholders. These non-employee director option grants are made under our 2009 Stock Incentive Plan, adopted on June 9, 2009.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of our Board of Directors during the 2011 Fiscal Year were Mr. Block (Chair), Mr. Lavan, Mr. Vaskevitch and Mr. Wesemann.

During the 2011 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;
•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

Certain Relationships and Related Transactions

Any transaction or series of transactions in which we participate and a related person has a material interest would require the prior approval by our Board of Directors. In such cases, the Board of Directors would review all of the relevant facts and circumstances and would take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If a transaction relates to a director, that director would not participate in the Board of Directors’ deliberations.

Related persons would include a member of our Board of Directors and our executive officers and their immediate family members. It would also include persons controlling over five percent of our outstanding common stock. Under our written policy on conflicts of interest, all of our directors, executive officers and employees have a duty to report to the appropriate level of management potential conflicts of interests, including transactions with related persons.

Pursuant to our Audit Committee Charter, our Audit Committee is responsible for reviewing potential conflict of interest situations and approving, on an ongoing basis, all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K. In particular, our Audit Committee Charter requires that our Audit Committee approve all transactions between the Company and one or more directors, executive officers, major stockholders or firms that employ directors, as well as any other material related party transactions that are identified in a periodic review of our transactions.

Since the beginning of the 2011 Fiscal Year, the Company has not been a participant in any transaction with a related person other than the indemnification agreements described below.

Indemnification Agreements with Directors and Executive Officers

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, as amended, provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. We monitor developments in Delaware law in order to provide our directors and officers the highest level of protection under the law. Our Board has recently approved an updated form of indemnification agreement which was filed as an exhibit to our 2011 Annual Report on Form 10-K. The form of indemnification agreement used by the Company contains provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain highly qualified individuals to serve the Company. We also have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Membership and Role of the Audit Committee

The Audit Committee consists of the following members of the Company’s Board of Directors: Kevin C. Lavan (Chair), David Vaskevitch and William G. Wesemann. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is an “audit committee financial expert” as defined by the SEC.

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The Audit Committee charter is available in the “Company — About Us — Investor Relations” section of our website.

Review of the Company’s Audited Consolidated Financial Statements for the 2011 Fiscal Year

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor for the Company’s 2011 fiscal year, BDO USA, LLP, was responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted accounting principles.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2011 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with BDO USA, LLP, the Company’s independent registered public accounting firm for the 2011 Fiscal Year, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), as amended, which includes, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements. In addition, the Audit Committee has also received the written disclosures and the letter from BDO USA, LLP required by Public Company Accounting Oversight Board independence standards, as amended, and the Audit Committee has discussed with BDO USA, LLP the independence of that firm from the Company.

Conclusion

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2011 Fiscal Year for filing with the SEC.

Not all of the members of the Audit Committee are professionally engaged in the practice of auditing or accounting and all are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations, efforts and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that BDO USA, LLP is in fact “independent.”

Submitted by the Audit Committee of the Company’s Board of Directors:

Kevin C. Lavan (Chair)
David Vaskevitch
William G. Wesemann

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PROPOSAL TWO — APPROVAL OF THE 2009 INCENTIVE PLAN

The LivePerson, Inc. 2009 Stock Incentive Plan was originally adopted by our Board of Directors in April 2009 and approved by the stockholders in June 2009. At the Annual Meeting, stockholders are now being asked to approve the amendment and restatement of the 2009 Stock Incentive Plan (the “Incentive Plan”) primarily to increase the number of shares authorized for issuance under the Incentive Plan by an additional 4,250,000 shares. On April 26, 2012, our Board of Directors approved the amendment and restatement of the Incentive Plan and the increase in the authorized share reserve under the Incentive Plan, subject to the approval the Company’s stockholders at the Annual Meeting.

The purpose of the Incentive Plan is to advance the interests of the Company’s stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Our Board of Directors believes strongly that the approval of the Incentive Plan is essential to our continued success. In particular, we believe that the awards permitted under the Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals and are crucial to our ability to motivate our employees to achieve the Company’s goals.

The following is a summary of the principal features of the Incentive Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Incentive Plan. It is qualified in its entirety by reference to the full text of the Incentive Plan. A copy of the Incentive Plan has been filed with the Securities and Exchange Commission with this proxy statement, and any stockholder who wishes to obtain a copy of the Incentive Plan may do so by written request to the Secretary at the Company’s headquarters in New York, New York.

General

The Incentive Plan will allow us the flexibility to achieve our goals and incent our service providers through awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock and cash-based awards. Each of these is referred to individually as an “award.” Below is a summary of certain features of the Incentive Plan that are consistent with good corporate governance practices:

•	The Incentive Plan share reserve does not benefit from liberal share recycling provisions.
•	The Company recognizes that “evergreen” share reserve provisions have the potential for built-in dilution to stockholder value. Therefore to address potential stockholder concerns, the Incentive Plan does not include an “evergreen” share reserve provision.
•	The exercise price of any outstanding award may not be reduced, whether through amendment, cancellation or replacement grants with options, other awards and/or cash, or by any other means without stockholder approval.
•	The Incentive Plan includes specific performance goals and limitations on the number of shares and the value of awards that may be granted under the Incentive Plan so that awards granted under the Incentive Plan may be designed to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). These provisions will allow the Company to maximize the income tax deductions that it may take for awards issued under the Incentive Plan.
•	Restricted stock and restricted stock unit awards and other stock or cash-based awards are subject to certain minimum vesting requirements. Specifically, such awards with solely time-based vesting must generally vest over at least a 3-year period from the date of grant and such awards that do not vest solely based on the passage of time must generally vest over at least a 1-year period from the date of grant, except that such limitations will not apply to such awards granted with respect to up to 5% of the total shares authorized for issuance under the Incentive Plan.

All awards made under the Incentive Plan are discretionary. Therefore, the benefits and amounts that will be received or allocated under the Incentive Plan are not determinable.

As of April 20, 2012, the fair market value of one share of our common stock was $16.53.

Share Reserve and Individual Award Limits

The maximum aggregate number of shares of Company common stock that will be available for issuance under the Incentive Plan is (A) 10,250,000 shares, which includes an additional 4,250,000 shares added in connection with this proposal, plus (B) such additional number of shares as is equal to the sum of (i) the number of shares reserved for issuance under the Company’s Amended and Restated 2000 Stock Incentive Plan that remained available for grant under the plan as of June 9, 2009 and (ii) any shares subject to awards granted under the Company’s Amended and Restated 2000 Stock Incentive Plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right, subject, however, in the case of incentive stock options to any limitations of the Code; provided that in no event will the sum of (i) and (ii) above exceed 13,567,744 shares.

Any restricted stock or restricted stock unit award or other stock-based award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant, will be counted against the shares reserved for issuance under the Incentive Plan, and the limits described below, as 1.5 shares for every 1 share subject to such award and all other awards made under the Incentive Plan will be counted against the shares reserved for issuance under the Incentive Plan, and the limits described below, as 1 share for every 1 share underlying the award. To the extent a share that was subject to an award that was counted as 1.5 shares is returned to the Incentive Plan, the share reserve and limits will be credited with 1.5 shares. To the extent a share that was subject to an award that was counted as 1 share is returned to the Incentive Plan, the share reserve and limits will be credited with 1 share.

Under the Incentive Plan, the maximum number of shares with respect to which awards may be granted to any participant under the Incentive Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of a stock option in tandem with a stock appreciation right is treated as a single award. In addition, the maximum number of shares with respect to which awards may be granted to directors who are not employees of the Company at the time of grant is 5% of the maximum number of shares authorized for issuance under the Incentive Plan. The maximum amount of cash payable under a performance-based award may not exceed $1,000,000 per participant per calendar year.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, the Board of Directors will make equitable adjustments to the maximum number and type of shares or other securities that may be issued under the Incentive Plan, the maximum number and type of shares that may be granted to any participant in any calendar year, the number and type of shares subject to outstanding awards, the exercise price or grant price of outstanding awards and other necessary adjustments in connection with the Incentive Plan.

Administration

The Incentive Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Incentive Plan and to interpret the provisions of the Incentive Plan and any award agreements entered into under the Incentive Plan. Pursuant to the terms of the Incentive Plan, the Board of Directors may delegate certain authority under the Incentive Plan to one or more committees or subcommittees of the Board of Directors or one or more officers of the Company satisfying applicable laws (collectively, referred to as the “Board”).

Subject to the provisions of the Incentive Plan, the Board has the power to select the recipients of awards, to determine the number of shares subject to any award, to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to awards, to determine whether, and the extent to which, adjustments are required under the Incentive Plan, and to determine the terms and conditions of awards. Discretionary awards to our non-employee directors will only be granted and administered by a committee of the Board, all of the members of which are independent as defined by the Nasdaq Marketplace Rules.

The Board may also modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Eligibility and Types of Awards under the Incentive Plan

The Incentive Plan permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock and cash-based awards. Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted awards under the Incentive Plan. As of April 20, 2012, approximately 588 persons were eligible to participate in the Incentive Plan, including the Company’s six executive officers and four non-employee directors.

Options

The Board may grant nonstatutory stock options or incentive stock options (which are entitled to potentially favorable tax treatment) under the Incentive Plan. The number of shares covered by each stock option granted to a participant (subject to the Incentive Plan’s stated limit) and all other terms and conditions will be determined by the Board. The stock option exercise price is established by the Board and must be at least 100% of the fair market value of a share on the date of grant. Consistent with applicable laws, regulations and rules, and to the extent authorized by the Board, payment of the exercise price of stock options may be made in one of more of the following: (i) cash or check, (ii) broker assisted cashless exercise, (iii) shares of our common stock, (iv) net exercise, (v) delivery to the Company of a promissory note, (vi) any other lawful means, or (vii) any combination of these permitted forms of payment. Unless otherwise approved by the Company’s stockholders, the Incentive Plan prohibits decreasing the exercise price of an option or cancelling an option and replacing it with an award with a lower exercise price.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the applicable stock option agreement. Unless otherwise provided by the Board, unvested stock options will generally expire upon termination of the participant’s employment and vested stock options will generally expire (i) 3 months following a termination for any reason other than death, disability or cause, (ii) 12 months following a termination due to death or disability and (iii) immediately following a termination for cause. In no event, however, may a stock option be exercised beyond its original expiration date. The term of a stock option will not exceed 10 years from the date of grant.

Stock Appreciation Rights

The Board may grant stock appreciation rights under the Incentive Plan. Stock appreciation rights typically provide for the right to receive the appreciation in the fair market value of our common stock between the grant date and the exercise date. The Board may grant stock appreciation rights either alone or in tandem with a stock option granted under the Incentive Plan. The number of shares of Company common stock covered by each stock appreciation right (subject to the Incentive Plan’s stated limit) and all other terms and conditions will be determined by the Board. Stock appreciation rights are generally subject to the same terms and limitations applicable to options or, when granted in tandem with an option, to the same terms as the option. Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Board, in its sole discretion. Unless otherwise approved by the Company’s stockholders, the Incentive Plan prohibits decreasing the exercise price of a stock appreciation right or canceling a stock appreciation right and replacing it with an award with a lower exercise price.

Restricted Stock

The Board may award shares of restricted stock under the Incentive Plan. Shares of restricted stock are shares that vest in accordance with the terms and conditions established by the Board in its sole discretion. The Board will determine the terms of any restricted stock award, including the number of shares subject to such award (subject to the Incentive Plan’s stated limit), and the minimum period over which the award may vest. Specifically, with respect to restricted stock awards with solely time-based vesting, generally no portion of the award may vest until the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third of the award may be vested prior to the second anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds of the award may be vested prior to the third anniversary of the date of grant (or, in the case of awards granted to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). With respect to restricted stock awards that do not vest solely based on the passage of time, generally no portion of the award may vest prior to the first anniversary of the date of grant (or, in the case of awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). These minimum vesting schedules do not apply to awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the Incentive Plan. Participants holding restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. When the restricted stock award conditions are satisfied, the shares will no longer be subject to forfeiture as the participant is vested in the shares and has complete ownership of the shares.

Restricted Stock Units

The Board may also grant an award of restricted stock units under the Incentive Plan. A restricted stock unit is a bookkeeping entry representing an amount equivalent to the fair market value of one share of our common stock. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit award. The Board will determine the terms of any restricted stock unit award, including the number of shares covered by such award (subject to the Incentive Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards. When the participant satisfies the conditions of a restricted stock unit award, the Company will pay the participant cash or shares of our common stock to settle the vested restricted stock units. The Board may permit a participant to elect to defer the settlement of his or her vested restricted stock unit award until a later date; provided that such deferral election must be made pursuant to an exemption from, or in compliance with, Code Section 409A.

Other Stock-Based and Cash-Based Awards

Under the Incentive Plan, the Board may also grant awards of shares of our common stock or other awards denominated in cash. The Board will determine the terms of any such stock-based or cash-based award, including the number of shares or amount of cash, as applicable, covered by such award (subject to the Incentive Plan’s stated limit), and the minimum period over which the award may vest, which is subject to the same minimum vesting requirements and exceptions described above for restricted stock awards.

Performance Awards

The Board may grant performance awards under the Incentive Plan, provided that performance awards granted to any “covered employee” within the meaning of Code Section 162(m) that is intended to qualify as “performance-based compensation” under Code Section 162(m) will only be made by the Compensation Committee. Performance awards provide participants with the opportunity to earn a payout subject to the award only if certain performance goals or other vesting criteria are achieved. The Compensation Committee will establish the performance goals or other vesting in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. The Compensation Committee has discretion to determine other terms of the performance award, including the number of shares or value subject to a performance award (subject to the Incentive Plan’s stated limit), the period as to which performance is to be measured (which may be no shorter than a one-year period), any applicable forfeiture provisions, and any other terms and conditions consistent with the Incentive Plan. After the completion of the performance period applicable to the award, the Compensation Committee will measure performance against the applicable goals and other vesting criteria and determine whether any payment will be made under the award. If the participant satisfies the conditions of the performance share award, the Company will pay the participant cash or shares or any combination of both to settle the award.

Performance Goals

The Compensation Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on certain performance goals (as described below). In addition, the Compensation Committee may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m), provided that the performance criteria for such award or portion of an award will be based on one or more performance goals selected by the Compensation Committee and specified no later than the latest possible date in order for the award to qualify as “performance-based compensation” under Code Section 162(m). Notwithstanding any provision of the Incentive Plan, with respect to any performance award that is intended to qualify as “performance-based compensation” under Code Section 162(m), the Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant or a change in control of the Company.

The performance criteria for each such performance award will be based on one or more of the following objectively measurable performance goals: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/ or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, (o) introduction of new products, (p) expansion into new markets or (o) achievement of other strategic or operational goals.

These performance goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance goals will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will otherwise comply with the requirements of Code Section 162(m). Awards that are not intended to qualify as “performance-based compensation” may be based on these or such other performance goals as the Board may determine.

Transferability of Awards

Awards granted under the Incentive Plan generally may not be transferred other than by will or the laws of descent and distribution or other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. The Board may in its sole discretion permit and subject to certain conditions provide for the gratuitous transfer of an award to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof to the extent permitted under Form S-8 under the Securities Act of 1933, as amended.

Change in Control

In the event of a change in control of the Company, each outstanding award will be treated as the Board of Directors determines, including, without limitation, that each award be assumed or an equivalent option or right substituted by the successor corporation. The Board of Directors will generally not be required to treat all awards, all awards held by a participant, or all awards of the same type, similarly in the transaction. Upon the occurrence of a liquidation or dissolution of the Company, except to the extent specifically provided otherwise in the restricted stock or restricted stock unit award agreement or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock and restricted stock unit awards then outstanding will automatically be deemed terminated or satisfied.

Amendment and Termination

The Board of Directors may amend the Incentive Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent the amendment is required by applicable laws, regulations or rules. No award will be made that is conditioned upon stockholder approval of any amendment to the Plan. The Board of Directors may also suspend or terminate the Incentive Plan at any time and for any reason. The Incentive Plan will terminate on June 8, 2019 unless re-adopted or extended by the stockholders prior to or on such date or unless terminated earlier by the Board of Directors. The termination or amendment of the Incentive Plan may not materially and adversely affect the rights of participants under the Incentive Plan.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the Incentive Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Incentive Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (2-years from the date of grant and 1-year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

For awards of restricted stock, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time performance awards or restricted stock units are granted. Instead, a participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such award (if any) when the vested performance awards or restricted stock units are settled and distributed. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

Code Section 409A contains certain requirements for non-qualified deferred compensation arrangements with respect to a participant’s deferral and distribution elections and permissible distribution events. Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Code Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Code Section 409A fails to comply with its provisions, Code Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is generally allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to each of the Company’s three most highly compensated executive officers (other than our chief executive officer and our chief financial officer). In general, annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year, the maximum value that may be received by an employee during a specified period and/or imposing performance requirements on the award) and if the material terms of such compensation are disclosed to and approved by the Company’s stockholders. The Incentive Plan is structured with the intention that compensation resulting from awards granted under the Incentive Plan may qualify as “performance-based compensation” and, if so qualified, would be deductible. Such continued treatment is subject to, among other things, approval of the Incentive Plan by the Company’s stockholders. Accordingly, the Company is seeking such approval and, if the Company’s stockholders approve the amendment and restatement of the Incentive Plan, they will be deemed to specifically approve the Incentive Plan for purposes of compliance with the “performance-based compensation” rules set forth in Code Section 162(m).

Awards to be Granted to Certain Individuals and Groups

The number of awards (if any) that an eligible participant may receive under the Incentive Plan is in the discretion of the Board and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of Company common stock subject to options granted under the Incentive Plan during the last fiscal year and (b) the weighted average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
All executive officers, as a group	544,700	$13.07
All directors who are not executive officers, as a group	95,000	$12.31
All employees who are not executive officers, as a group	3,002,900	$12.08

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Company common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of this Proposal Two.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE PLAN.

PROPOSAL THREE — RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, including each quarterly interim period, and the Board of Directors is asking the stockholders to ratify this appointment.

Although stockholder ratification of the Audit Committee’s appointment of BDO USA, LLP is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative from BDO USA, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees Billed to the Company for Services Rendered during the Fiscal Years Ended December 31, 2011 and 2010

BDO USA, LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2011 and 2010.

2011 and 2010 Fiscal Years Accounting Fees
Fees	2011 Fiscal Year	2010 Fiscal Year
Audit Fees(1)	$542,754	$550,547
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

(1)	“Audit Fees” consists of fees for professional services rendered in connection with the audit of the Company’s consolidated annual financial statements, the review of the Company’s interim condensed consolidated financial statements included in quarterly reports, and the audits in connection with statutory and regulatory filings or engagements.
(2)	“Audit-Related Fees” consists primarily of fees for professional services rendered in connection with the audits or review of the Company’s financial statements, and not reported under the heading “Audit Fees” above.
(3)	“Tax Fees” consists of fees billed for professional services rendered for tax compliance, tax consulting and tax planning services.
(4)	“All Other Fees” consists of fees for products and services other than the services reported above.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule is specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, this schedule serves as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting at which a quorum is present and entitled to vote is required to ratify the Audit Committee’s selection of BDO USA, LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the Company’s or our stockholders’ best interests.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL THREE TO RATIFY THE AUDIT COMMITTEE’S SELECTION OF BDO USA, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSAL FOUR — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

At the 2011 annual meeting, a majority of our stockholders recommended that an advisory resolution with respect to the Company’s executive compensation program be presented to the Company’s stockholders every year. Our Board of Directors adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are requesting your advisory approval of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 17 to 37 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote.

As more fully described in this Proxy Statement under the heading “Compensation Discussion and Analysis,” the Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, to reward officers’ individual performance against objectives that achieve the Company’s strategy and the creation of long term value for stockholders and to provide a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking.

We believe we utilize a well-proportioned mix of security-oriented compensation, retention benefits and at-risk compensation which produces both short-term and long-term performance incentives and rewards. By following this approach, we provide each of our Named Executive Officers a measure of security in the base compensation that the individual is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company, as well as incentives for executive retention. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives.

The Compensation Committee and the Board of Directors believe that the design of our executive compensation program, and hence the compensation awarded to our Named Executive Officers under the current program, fulfills the objectives set forth above.

We encourage you to carefully review the “Compensation Discussion and Analysis” beginning on page 17 of this Proxy Statement for additional details on LivePerson’s executive compensation, including LivePerson’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our Named Executive Officers in the 2011 Fiscal Year.

We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to approve, on an advisory basis, “For” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to LivePerson, Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth on pages 17 to 37 of this Proxy Statement, is hereby approved.”

Required Vote

Although, as an advisory vote, this proposal is not binding upon us or the Board, the Compensation Committee, which is responsible for recommending to the full Board the amount and form of compensation to be paid to our executive officers, will carefully consider the stockholder vote on this matter, along with all other expressions of stockholder views it receives on specific policies and desirable actions. The affirmative vote of the majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum is present and entitled to vote is required to approve this Proposal Four.

Recommendation of the Board of Directors:

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL FOUR, AND APPROVE THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVES OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

LIVEPERSON, INC.

2009 STOCK INCENTIVE PLAN

(Amended and Restated as of June 7, 2012)

1.  Purpose

The purpose of this 2009 Stock Incentive Plan (the “Plan”) of LivePerson, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “ Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.  Eligibility

All of the Company’s employees, officers, and directors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-and cash-based awards (each, an “Award”) under the Plan. Consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 (or any successor form)) are also eligible to be granted Awards. Each person who is granted an Award under the Plan is deemed a “Participant.”

3.  Administration and Delegation

(a)  Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)  Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)  Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant restricted stock, unless Delaware law then permits such delegation.

(d)  Awards to Non-Employee Directors.  Discretionary Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules.

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4.  Stock Available for Awards

(a)  Number of Shares; Share Counting.

(1)  Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to the number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:

(A)  10,250,000 shares of Common Stock; plus

(B)  such additional number of shares of Common Stock as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2000 Stock Incentive Plan (the “Existing Plan”) that remained available for grant under the Existing Plan as of June 9, 2009, and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right, in each case, on or after June 9, 2009, subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code; provided that in no event shall the sum of (x) and (y) above exceed 13,567,744.

(2)  Fungible Share Pool.  Subject to adjustment under Section 9, any Award that is not a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b)(2) as 1 share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) and 4(b)(2) as 1.5 shares for each 1 share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award or other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as 1 share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1 share. To the extent that a share that was subject to an Award that counts as 1.5 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.5 shares.

(3)  Share Counting.  For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2), (i) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled only in cash shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section in proportion to the portion of the SAR actually exercised regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

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(b)  Sub-limits.  Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1)  Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be one million (1,000,000) per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2)  Limit on Awards to Directors.  The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 5% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c)  Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.  Stock Options

(a)  General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)  Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of LivePerson, Inc., any of LivePerson, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)  Exercise Price.  The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)  Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)  Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

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(f)  Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)  in cash or by check, payable to the order of the Company;

(2)  except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)  to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)  to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise;

(5)  to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(6)  by any combination of the above permitted forms of payment.

(g)  Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.  Stock Appreciation Rights

(a)  General.  The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

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(b)  Grants.  SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1)  Tandem Awards.  When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2)  Independent SARs.  A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c)  Measurement Price.  The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with a measurement price to be determined on a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(d)  Duration of SARs.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e)  Exercise of SARs.  SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with any other documents required by the Board.

(f)  Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.  Restricted Stock; Restricted Stock Units

(a)  General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)  Terms and Conditions for All Restricted Stock Awards.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted

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Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

(c)  Additional Provisions Relating to Restricted Stock.

(1)  Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2)  Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d)  Additional Provisions Relating to Restricted Stock Units.

(1)  Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

(2)  Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)  Dividend Equivalents.  To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

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8.  Other Stock-Based and Cash-Based Awards.

(a)  General.  Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b)  Terms and Conditions.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Awards, including any purchase price applicable thereto. Other Stock-Based Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Other Stock-Based Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Other Stock-Based Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

9.  Adjustments for Changes in Common Stock and Certain Other Events

(a)  Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a) and 4(b) and the minimum vesting rules of Sections 7(b) and 8(b) (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the measurement price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

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(b)  Reorganization Events.

(1)  Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transactions or (c) any liquidation or dissolution of the Company.

(2)  Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)  Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of

8

the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.  General Provisions Applicable to Awards

(a)  Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)  Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)  Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)  Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)  Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

9

(f)  Amendment of Award.  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g)  Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)  Acceleration.  Except as otherwise provided in Sections 7(b), 8(b) and 10(i), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)  Performance Awards.

(1)  Grants.  Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Subject to Section 10(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $1 million per calendar year per individual.

(2)  Committee.  Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee or subcommittee. “ Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3)  Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives, total shareholder return, or strategic or operational goals. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

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Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4)  Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5)  Other.  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.  Miscellaneous

(a)  No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)  No Rights As Stockholder.  Except with respect to Restricted Stock Awards or as otherwise explicitly provided in the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)  Effective Date and Term of Plan.  The Plan became effective on June 9, 2009 (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)  Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of NASDAQ Stock Market (“ NASDAQ”) may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of NASDAQ “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e)  Authorization of Sub-Plans.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply

11

only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)  Non U.S. Employees.  Awards may be granted to Participants who are non-U.S. citizens or residents employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Board’s obligation with respect to tax equalization for Participants on assignments outside their home country. The Board may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

(g)  Compliance with Section 409A of the Code.  Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.

(h)  Limitations on Liability.  Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(i)  Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

12

ANNUAL MEETING OF STOCKHOLDERS OF

LIVEPERSON, INC.

June 7, 2012

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, proxy statement and proxy card, as well as our Annual Report on Form 10-K for the year ended December 31, 2011, are available at http://liveperson2012.investorroom.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20233030000000000000 4 060712

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kevin C. Lavan
- ○ Robert P. LoCascio

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "**FOR**" THE DIRECTOR NOMINEES LISTED HEREIN, A VOTE "**FOR**" PROPOSALS 2, 3 AND 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

LIVEPERSON, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, JUNE 7, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIVEPERSON, INC.

The undersigned stockholder of LivePerson, Inc. (the "Company") revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 7, 2012 and the Proxy Statement, and appoints Robert P. LoCascio, Chief Executive Officer, Daniel R. Murphy, Chief Financial Officer, Michael I. Kovach, Senior Vice President, Corporate Controller and Monica L. Greenberg, Senior Vice President, Business Affairs and General Counsel, and each of them, the Proxy of the undersigned, with full power of substitution and resubstitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. Eastern Daylight time on June 7, 2012 at the Marriott Residence Inn (Times Square), Times Square Meeting Room, 1033 Avenue of the Americas, New York, NY 10018, Tel (212) 768-0007 (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

(Continued, and to be dated and signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

LIVEPERSON, INC.

June 7, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting, proxy statement and proxy card, as well as our Annual Report on Form 10-K for the year ended December 31, 2011, are available at http://liveperson2012.investorroom.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20233030000000000000 4 060712

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:
- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

○ Kevin C. Lavan
○ Robert P. LoCascio

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "**FOR**" THE DIRECTOR NOMINEES LISTED HEREIN, A VOTE "**FOR**" PROPOSALS 2, 3 AND 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.